UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. )

                              BODISEN BIOTECH, INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

         Delaware                         5191                    98-0381367
----------------------------  ----------------------------  --------------------
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S.  Employer
     of incorporation)         Classification Code Number)   Identification No.)

North Part of Xinquia Road, Yang Ling AG, High-Tech Industries Demonstration Zone, Yang Ling, China 712100

                             Telephone 86-29-870749
         (Address and telephone number of principal executive offices)

North Part of Xinquia Road, Yang Ling AG, High-Tech Industries Demonstration Zone, Yang Ling, China 712100

(Address of principal place of business or intended principal place of business)

                        Copies of all communications to:

                            Stephen W. Johnson, Esq.
             Reed Smith LLP, 435 Sixth Avenue, Pittsburgh, PA, 15219
                             Telephone 412-288-3131

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------- ------------------- ----------------------- ------------------------ ---------------------------
Title of each class   Amount of shares    Proposed maximum        Proposed maximum         Amount of registration
of securities to be   to be registered    offering price per      aggregate offering       fee
registered                                unit (1)                price (1)
--------------------- ------------------- ----------------------- ------------------------ ---------------------------
Common Stock                                                      $ 17,771,459.81          $2,091.70
--------------------- ------------------- ----------------------- ------------------------ ---------------------------

     (1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based upon the average of the Registrant's common stock price as determined under the terms of the conversion of the debenture and warrants as set forth in the respective agreements.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this U.S. Prospectus/U.K. Admission Document is not complete and may be changed. We may not sell these securities until the registration statement filed with the US Securities and Exchange Commission (the "SEC") is effective. This U.S. Prospectus/U.K. Admission Document is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this document you should consult a person authorised under the Financial Services and Markets Act 2000 who specialises in advising on the acquisition of shares and other securities. The whole of the text of this document should be read.

You should be aware that an investment in the Company involves a high degree of risk and prospective investors should also carefully consider the section entitled "Risk Factors" in Part I of this document before taking any action.

This document is an Admission Document which has been produced in accordance with the AIM Rules and has not been filed with the Registrar of Companies in England and Wales. This document also constitutes a prospectus which is part of a registration statement that has been filed with the SEC. Because this Placing is being made in the UK, this document is referred to as an Admission Document.

The Directors of Bodisen Biotech, Inc., whose names appear on page 22 of this document, accept responsibility for the information contained in this document and compliance with the AIM Rules. To the best of the knowledge and belief of our Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

Application will be made for our issued and to be issued Common Stock to be admitted to trading on AIM. It is expected that Admission will take place and that trading will commence on o o 2005.

AIM is a market designed primarily for emerging or smaller companies to which a higher investment risk tends to be attached than to larger or more established companies. AIM securities are not admitted to the Official List of the UK Listing Authority. A prospective investor should be aware of the risks of investing in such companies and should make the decision to invest only after careful consideration and, if appropriate, consultation with an independent financial adviser. The AIM Rules are less demanding than those of the Official List of the UK Listing Authority. Further, London Stock Exchange plc has not itself examined or approved the contents of this document. The Existing Common Stock is traded in the over-the-counter market and quoted through the Over-The-Counter ("OTC") Bulletin Board under the symbol "BBOI". On o o 2005, the closing sales price of the common stock was o per share. The Common Stock is not dealt in on any other recognised investment exchange; however, application has been made to list the Common Stock on the American Stock Exchange. The Exchange is currently reviewing that application. No assurance can be given as
to   the    whether    or    when   a    listing    on    AMEX    will    occur.
--------------------------------------------------------------------------------



                       SUBJECT TO COMPLETION, DATED , 2005
                              BODISEN BIOTECH, INC.
                  (Incorporated in the State of Delaware, USA)

              Placing of o Common Stock of op each at op per share
                                       and
            Admission to trading on AIM of the London Stock Exchange

                    This Admission Document is dated o o 2005

                          Nominated Adviser and Broker
                          Charles Stanley & Co. Limited

------------------------------------------------------------------------------------------------------------------------
                  Share capital immediately following Admission

          Authorised                                                                      Issued
Number            (pound)                                                              Number       (pound)
o                 o                         Common Stock of op each              o            o

------------------------------------------------------------------------------------------------------------------------

All of the shares of our common stock, $0.0001 par value, (the "Common Stock") offered hereby (the "Offering") are being issued and sold by us, Bodisen Biotech, Inc. (the "Company").

The Placing Shares will, on Admission, rank pari passu in all respects with our existing Common Stock then in issue and will rank in full for all dividends and other distributions declared, paid or made in respect of our Common Stock after Admission.

In accordance with the AIM Rules, Charles Stanley & Co. Limited has confirmed to the London Stock Exchange that it has satisfied itself that the Directors have received independent advice and guidance as to the nature of their responsibilities and obligations to ensure compliance by the Company with the AIM Rules and that, to the best of its information and belief (having made due and careful enquiry), all relevant requirements of the AIM Rules have been complied with. In giving its confirmation to the London Stock Exchange, no liability whatsoever is accepted by Charles Stanley & Co. Limited for the accuracy of any information or opinions contained in this document or for the omission of any material information.

Charles Stanley & Co. Limited, which is regulated by the Financial Services Authority, is acting as Nominated Adviser and Broker for the Company, and no one else, in relation to the Placing and will not be responsible to any person other than the Company for providing the protections afforded to its customers or for advising on the contents of this document or any transaction or arrangement referred to herein. Charles Stanley & Co. Limited has not approved this Admission Document for the purposes of section 21 of the Financial Services and Markets Act 2000. No action has been taken nor will be taken in any jurisdiction outside the United Kingdom by either the Company or Charles Stanley & Co.
Limited that would permit a public offer of Common Stock in any such jurisdiction where action for that purpose is required, nor has any such action been taken with respect to the possession or distribution of this document. Persons into whose possession this document comes are required by the Company and Charles Stanley & Co. Limited to inform themselves about and to observe any restriction as to the Placing and the distribution of this document. The distribution of this document in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore persons into whose possession this document comes should inform themselves about and observe any such restriction. Any failure to comply with these restrictions may constitute a violation of the securities law of any such jurisdictions.

These shares are offered by the underwriter on a best efforts basis. Because the offering is being conducted on a best efforts basis, the underwriter is not required to sell any minimum number or dollar amount of shares and is not obligated to purchase the shares if they are not sold to the public. Funds received by the underwriter from investors in the offering will be deposited with an escrow agent in a non-interest bearing account until the closing of the offering. The distribution of this document in jurisdictions, other than the United Kingdom and the United States, may be restricted by law and therefore persons into whose possession this document comes should inform themselves about and observe any such restriction. Any failure to comply with these restrictions may constitute a violation of the securities law of any such jurisdictions.

This Admission Document and its contents are confidential and it should not be distributed, published or reproduced in whole or in part or disclosed by recipients to any other person. This Admission Document is for distribution only to persons in the United Kingdom who fall within the exemptions contained in Articles 19 and 49 of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (as amended) (such as persons who are authorised or exempt persons within the meaning of the Financial Services and Market and certain other investment professionals, high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts) and persons who are otherwise permitted by law to receive it. This document and its contents are directed only at persons having professional experience in matters relating to investments and ay investments or investment activity to which this document relates is only available to such persons. Persons of any other description should not rely on this document or act upon its contents.

The Placing described in this Admission Document is only being made in the United Kingdom and the United States. This Admission Document does not constitute an offer to sell, or the solicitation of an offer to buy, shares in any jurisdiction in which such offer or solicitations is unlawful and, in particular, is not for distribution in or into Canada, Australia, the Republic of Ireland or Japan or to any national, resident or citizen of Canada, Australia, the Republic of Ireland or Japan. The issue of Ordinary Shares has not been and will not be registered under the applicable securities laws of Canada, Australia, the Republic of Ireland or Japan.

This document does not constitute an offer, nor the solicitation of an offer, to subscribe or buy any of the Common Stock to any person in any jurisdiction to whom it is unlawful to make such offer or solicitation in such jurisdiction.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ADMISSION DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    CONTENTS

                                                                                      Page

Directors, secretary and advisers                                                       4

Definitions                                                                             5

Placing Statistics and Expected Timetable                                               8

Summary and Key Information                                                             9

Part I     Risk Factors                                                                11

Part II    Information on Bodisen                                                      17

Part III   Management's Discussion and Analysis of
           Financial Condition and Results of Operation                                30

Part IV    Summary financial information for the three years ended 31
           December 2004 and the quarter ended 31 March 2005                           35

Part V     Pro Forma                                                                   84

Part VI    Additional Information                                                      85

Information not required in Prospectus                                                111

Indemnification of Directors and Officers                                             111

Other expenses of Issuance and Distribution                                           111

Recent sales of unregistered securities                                               112

Exhibits                                                                              113

Undertakings                                                                          113

Signatures                                                                            115

Exhibit index                                                                         116

                        DIRECTORS, SECRETARY AND ADVISERS

Directors:                              Qiong Wang - Chairman and Chief
                                        Executive Officer
                                        Chen Bo - Executive Director and
                                        President
                                        Patrick McManus - Non Executive Director
                                        David Gatton - Non Executive Director
                                        Weirui Wan - Non Executive Director

Registered Office:                      The Corporation Trust Company,
                                        Corporation Trust Center, 1209
                                        Orange Street, Wilmington, DE 19801
                                        Telephone number:  (302) 658-7581

Principal Place of Business:            North Part of Xinquia Road, Yang
                                        Ling AG, High-Tech  Industries
                                        Demonstration Zone, Yang Ling,
                                        China 712100

Nominated Adviser & Broker:             Charles Stanley & Co. Limited
                                        25 Luke Street
                                        London EC2A 4AR

Auditor:                                Kabani & Company, Inc.
                                        6033 West Century Blvd.  Suite 810,
                                        Los Angeles, CA 90045, USA

Reporting Accountant:                   Deloitte & Touche LLP
                                        Stonecutter Court, 1 Stonecutter
                                        Street, London EC4A 4TR

UK and US Legal Advisers to the         Reed Smith LLP
Company:                                Minerva House, 5 Montague Close, London
                                        SE1 9BB

UK and US Advisers to the Broker:       Jones Day
                                        21 Tudor Street, London, EC4Y 0DJ

Registrars:                             Computershare Investor Services plc
                                        Ordnance House, 31 Pier Road,
                                        St Helier, Jersey JE4 8PW

                                   DEFINITIONS

The following definitions apply throughout this document unless the context otherwise requires:

"Act"               the Companies Act 1985, as amended

"Admission"         admission of the issued Common Stock  (including the Placing
                    Shares) to trading on AIM becoming effective in accordance with the AIM rules

"AIM"               the AIM market of the London Stock Exchange

"AIM Rules" the rules for AIM companies and their nominated advisers as issued by the London Stock Exchange, as amended from time to time

"Articles"          the Articles of Association of the Company

"Board" or
"Directors"         the directors of the Company whose names are set out on page
                    23 of this document

"Certificate of
Incorporation"      the amended and restated certificate of incorporation of the
                    Company filed with the State of Delaware

"Charles Stanley"   Charles  Stanley & Co.  Limited,  which is regulated for the conduct of  investment  business in the UK by the  Financial
                    Services  Authority  and is a  member  of the  London  Stock
                    Exchange, the Company's Nominated Adviser and Broker

"Common Stock"      Common Stock of op each in the capital of the Company

"Company" or
"Bodisen"           Bodisen  Biotech  Inc,  or its  businesses,  as the  context requires

"CREST" the relevant system (as defined in the CREST Regulations) in respect of which CRESTCo is the Operator (as defined in the CREST Regulations)

"CRESTCo"           CRESTCo Limited

"CREST
Regulations"        the   Uncertificated   Securities   Regulations   2001   (SI
                    2001/3755), as amended

"DGCL"              The Delaware General Corporate Law

"DI"                a depositary interest representing underlying Common Stock

"Enlarged Issued
Share Capital"      the issued share capital of the Company following Admission, comprising the existing Common Stock and the Placing Shares

"Existing
 Common Stock"      Common Stock in issue at the date of this document

"Group"             the Company and its subsidiaries

"Internal
 Revenue Code"      the US Internal Revenue Code of 1986, as amended

"London Stock
Exchange"           London Stock Exchange plc

"Net Asset Value"   the net asset value of the Group

"Official List"     the Official List of the UK Listing Authority

"OTC"               Over the Counter Bulletin Board

"Placing"           the  conditional  placing by Charles  Stanley of the Placing
                    Shares  at  the  Placing  Price   pursuant  to  the  Placing
                    Agreement as described in paragraph 16 of Part VI of this document

"Placing Agreement" the conditional agreement relating to the Placing between the (1) the Company (2) the Directors and certain of the senior managers and (3) Charles Stanley, further details of which are set out in paragraph 16 of Part VI of this document

"Placing Price"     o pence per Common Stock

"Placing Shares"    o new Common Stock to be issued pursuant to the Placing

"Proposals"         the Placing,  Admission  and other matters  contemplated  in this document

"RMB"               Renminbi, the currency of the People's Republic of China

"SEC"               US Securities and Exchange Commission

"Share Schemes"     the 2004 stock  option  scheme  described  in paragraph 7 of
                    Part VI of this document

"Stockholders"      holders of Common Stock

"United Kingdom"
 or "UK"            the United Kingdom of Great Britain and Northern Ireland

"UK Listing Authority" the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000

"United States"
 or "US"            The  United   States  of  America,   its   territories   and
                    possessions, any state of the United States and the District of Columbia

"US Securities
 Act"               The United States Securities Act of 1933, as amended

"Yang Ling"         Yang Ling Bodisen Biology Science and Technology Development
                    Company Limited

"$"                 US dollars, the lawful currency of the US

"(pound)"           the lawful currency of the United Kingdom

                    All references to times in this document are to British Summer Time, unless stated otherwise. References to the singular shall include references to the plural where applicable, and vice versa.

                               PLACING STATISTICS

Placing Price                                                                                 opence

Number of Common Stock in issue prior to the Placing                                          o

Number of Placing Shares to be issued                                                         o

Number of Common Stock in issue immediately following Admission                               o

Percentage of Enlarged Share Capital the subject of the Placing                               o per cent.

Market capitalisation of the Company following the Placing at the Placing Price               o

Gross proceeds of the Placing                                                                 o

Net proceeds of the Placing                                                                   o



                                    EXPECTED TIMETABLE


Admission and dealings commence in Common Stock on AIM                                         8.00 am on o o
                                                                                                          2005

CREST accounts credited by                                                                                o o 2005

Definitive share certificates despatched                                                                  o o 2005


                           SUMMARY AND KEY INFORMATION

The following is a summary of what our Directors believe to be the most important information regarding us and our securities being offered under the Placing. Since this is a summary, it may not contain all of the information that is important to you. To understand our business and the Placing fully, you are urged to read this entire document, the financial statements and related notes carefully. Attention is drawn, in particular, to the section headed "Risk Factors" set out in Part I below.

Our Company


We were incorporated on January 14, 2000 in Delaware with our principal place of business now based in The People's Republic of China. We are located at: Bodisen Biotech, Inc., North Part of Xinquia Road, Yang Ling AG, High-Tech Industries Demonstration Zone, Yang Ling, China 712100, Telephone: +862987074957. We file periodic reports with the SEC and our common stock trades on the OTC in the United States under the symbol BBOI. We are primarily engaged in developing, manufacturing and selling organic fertilizers and pesticides in The People's Republic of China.

Our Business

Our sole operating subsidiary, Yang Ling, was founded in The People's Republic of China on August 31, 2001 and is headquartered in the Shaanxi Province, People's Republic of China. Yang Ling primarily manufactures and markets organic fertilizers and pesticides to 20 agricultural provinces of China. We produce numerous proprietary product lines, from pesticides to crop specific fertilizer, which are then marketed and sold to farmers. We conduct research and development to further improve existing products and to develop new formulas and products.

Background of the Company

Prior to March 1, 2004, we were known as Stratabid.com, Inc. ("Stratabid"). Stratabid was a startup stage Internet-based commercial mortgage origination business. Stratabid operated primarily through its wholly-owned subsidiary, Stratabid.com Online (B.C.) Ltd. ("Stratabid.com Online"), which provided services throughout Canada. On January 14, 2004, Stratabid created a wholly-owned subsidiary corporation Bodisen Holdings, Inc., a Delaware corporation ("BHI"), to pursue a merger with Bodisen International, Inc., a Delaware corporation ("BII") and the parent company of Yang Ling. On February 11, 2004, Stratabid and BHI entered into an Agreement and Plan of Merger with BII and the shareholders of BII, providing for the merger of BII into BHI, with BHI being the surviving entity in the merger. The transactions provided for in the Agreement and Plan of Merger closed on February 24, 2004. In the merger, Stratabid acquired 100 per cent. of BII's outstanding stock in exchange for the issuance by Stratabid of 3 million shares of its common stock to the holders of BII shares. The Stratabid shares issued in the merger constituted approximately 66 per cent. of the outstanding shares of Stratabid after the merger. After the merger, we paid a 3 for 1 stock dividend and then, by prior agreement, redeemed
3.0 million post dividend shares held by the former CEO of Stratabid. After these transactions, the shareholders of BII held approximately 79 per cent. of the Stratabid common stock outstanding. On February 25, 2004, Stratabid sold
Stratabid.com Online to Derrek Wasson, Stratabid's former Chief Executive Officer. On March 1, 2004, Stratabid changed its name from Stratabid.com, Inc. to our current name Bodisen Biotech, Inc.

The Placing by the Company

We are Placing o Common Stock of op each at op per share.

Our shares will be marketed and sold by Charles Stanley & Co. Limited, who will offer the Placing Shares on a best efforts basis. We intend to use the net proceeds of the Placing for product development, to expand into new territories and develop OEM manufacturing under the Bodisen brand, to add two new production lines and for working capital purposes. See "Reasons for the Placing and Use of Proceeds" for a complete description.

                                     PART I

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment in Bodisen. All of these risks may impair its business operations. If any of the following risks actually occur, its business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of its common stock could decline, and you may lose all or part of your investment.

1. RISKS RELATING TO OUR BUSINESS

Our management own a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders.

Our  principal  executive  officers,  Wang Qiong and Chen Bo, own  approximately
47.96 percent of our outstanding common stock. As a result, they are in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to its certificate of incorporation or bylaws, and the approval of significant corporate transactions. Their control may delay or prevent a change of control on terms favourable to our other stockholders and may adversely affect your voting and other stockholders rights.

We may require additional financing in the future and a failure to obtain such required financing will inhibit our ability to grow.

The continued growth of our business may require additional funding from time to time. Funding would be used for general corporate purposes, which may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any Admission Document supplement. Obtaining additional funding would be subject to a number of factors, including market conditions, operational performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional funding unattractive, or unavailable, to us.

The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in us. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of its business more difficult because the lender's consent will be required before we can take certain actions. Similarly, the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in us.


Our corporate structure may subject our stockholders to two levels of taxation on the payment of dividends or the disposition of its operating subsidiary, thereby substantially reducing the return on its stockholders' investment.

If Yang Ling pays a dividend to us, its parent company, for distribution to the stockholders as a dividend, or if Yang Ling (rather than us, its parent company) is ultimately sold, the dividend or the proceeds of that transaction would be subject to two levels of tax -- one at the parent corporate level and one at the parent stockholder level. Because our operations are conducted through Yang Ling in China, any dividends payable by us must come from Yang Ling and it is more likely that Yang Ling, rather than the parent company, will ultimately be sold. Thus, if Yang Ling pays a dividend to us in the future or if Yang Ling is sold in the future, those proceeds may be subject to two levels of taxation: (i) we will pay tax on the dividend or sale proceeds received from Yang Ling, and (ii) our stockholders will pay tax on the distribution of the dividend or the proceeds of the sale. These two levels of taxation will effectively reduce the financial return on your investment in us.

We do not anticipate paying dividends on its common stock.

We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our Directors intend to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business.

We may not be able to adequately protect and maintain its intellectual property.

Our success will depend on its ability to continue to develop and market fertilizer and pesticide products. We currently have not applied for patents for our products or formulas, as our Directors believe an application for such patents would result in public knowledge of our proprietary technology and formulas.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued service of our senior management, including Mrs. Wang Qiong, our Chairman and Chief
Executive Officer, Chen Bo, our President, and Wang Chunsheng, our Chief Operational Officer. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. We do not carry key person life insurance in respect of any of our officers or employees. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in The People's Republic of China, competition for qualified personnel is intense. The Company cannot assure you that it will be able to retain its key personnel or that it will be able to attract, assimilate or retain qualified personnel in the future.

2. RISKS RELATING TO THE AGRICULTURAL INDUSTRY IN THE PEOPLE'S REPUBLIC OF CHINA

Our success depends upon the development of The People's Republic of China's agricultural industry.

The People's Republic of China is currently the world's most populous country and one of the largest producers and consumers of agricultural products. Roughly half of The People's Republic of China's labor force is engaged in agriculture, even though only about 10 per cent. of the land is suitable for cultivation. Although The People's Republic of China hopes to further increase agricultural production, incomes for Chinese farmers are stagnating. Despite the Chinese government's continued emphasis on agricultural self-sufficiency, inadequate port facilities and a lack of warehousing and cold storage facilities impedes the domestic agricultural trade. Since we rely on the local farmer to purchase its products, which are generally purchased under a "Cash on Delivery" or on 9-12 months credit, a farmer's inability to sell his agricultural goods could hinder his ability to timely pay his credit obligations to us.

We do not have written or verbal sales contracts with its customers.

The pesticide/fertilizer industry in The People's Republic of China does not rely on written or verbal contracts. As such, we sell our products through informal indications of interest. Product orders are filled on a first come-first served basis.

We do not have supplier contracts with trade vendors

Typical of the agricultural industry in The People's Republic of China, we do not have supplier contracts with trade vendors. Instead, business is conducted on an order-by-order basis. Despite the lack of supplier contracts, the Directors believe that we have very good relations with the agricultural vendor community.

3. RISKS RELATING TO THE PEOPLE'S REPUBLIC OF CHINA

The People's Republic of China's Economic Policies could affect our Business.

Substantially all of our assets are located in The People's Republic of China and substantially all of our revenue is derived from our operations in The People's Republic of China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in The People's Republic of China.

While The People's Republic of China's economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of The People's Republic of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations. The economy of The People's Republic of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in The People's Republic of China are still owned by the Chinese government. In addition, the

Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over The People's Republic of China's economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

Capital outflow policies in The People's Republic of China may hamper our ability to remit income to the United Kingdom.

The People's Republic of China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our Directors believe that we are currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change; we may not be able to remit all income earned and proceeds received in connection with its operations or from the sale of its operating subsidiary to our stockholders.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

The value of the Renminbi fluctuates and is subject to changes in The People's Republic of China's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including United States dollars, has been based on rates set by the People's Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets. As of July 21, 2005, the exchange rate between the Renminbi and the United States dollar was 8.11 Renminbi to every one United States dollar.

We may face obstacles from the communist system in The People's Republic of China.

Foreign companies conducting operations in The People's Republic of China face significant political, economic and legal risks. The Communist regime in The People's Republic of China, including a cumbersome bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in The People's Republic of China.

The People's Republic of China historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in The People's Republic of China.

Because our Executive Officers and several of our Directors, including, the chairman of our Board of Directors, are Chinese citizens it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United Kingdom. Also, because the majority of our assets are located in The People's Republic of China it would also be extremely difficult to access those assets to satisfy an award entered against us in an English court.

We may face judicial corruption in The People's Republic of China.

Another obstacle to foreign investment in The People's Republic of China is corruption. There is no assurance that we will be able to obtain recourse, if desired, through The People's Republic of China's poorly developed and sometimes corrupt judicial systems.

The  admission  of  The  People's   Republic  of  China  into  the  World  Trade
Organization could lead to increased foreign competition for us.

Domestic competition in the compound fertilizer industry is largely fragmented and foreign competition is minimal. However, as a result of The People's Republic of China becoming a member of the World Trade Organization ("WTO"), import restrictions on agricultural products are expected to be reduced. With the lowering of import restrictions and the WTO's requirement for a reduction of import tariffs as condition of membership, such reduced import restrictions and tariffs for us may result in an increase of foreign products and could in turn lead to increased competition in the domestic agricultural market.

The Company may not be able to obtain regulatory approvals for its products.

The manufacture and sale of agricultural products in The People's Republic of China is regulated by the People's Republic of China and the Shaanxi Provincial Government. Although our licenses and regulatory filings are current, the uncertain legal environments in The People's Republic of China and its industry may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us.

4. RISKS RELATING TO THE PLACING

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

Our Common Stock is traded on the OTC and has a limited public market. There is also a limited public market for AIM securities, which are not admitted to the Official List of the UK Listing Authority. Since there is a limited public market for our securities, there can be no assurance that a trading market will develop further or be maintained in the future.

5. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this Admission Document, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as well as historical information. These forward looking statements include statements regarding profitability, liquidity, market risk and financial and other goals. Forward-looking statements include those that use forward-looking terminology, such as the words
"anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although the Directors believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this Admission Document.

All forward-looking statements attributable to Bodisen are expressly qualified in their entirety by these factors. Because of these and other uncertainties, our actual results and performance may be materially different from results indicated by these forward looking statements. In addition, our past results of operations are not necessarily indicative of our future performance. The forward looking statements contained in this Admission Document are made as of the date of this Admission Document. The Company undertakes no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published or to reflect the occurrence of unanticipated events, or otherwise.

                                     PART II

                             INFORMATION ON BODISEN


1.       INTRODUCTION

Bodisen Biotech Inc. is a company incorporated in the State of Delaware in the US with its principal place of business based in the Shaanxi Province of The People's Republic of China. There is also a representative office in Beijing. Bodisen files periodic reports with the SEC and its common stock trades on the OTC under the symbol BBOI. The Company is engaged in the research, manufacturing and marketing of proprietary technology-based environmentally friendly fertilizers and pesticides. Bodisen sells over 60 packaged products in 3 categories to farmers through a network of 600 distribution centres throughout China.

2.       INDUSTRY OVERVIEW

The organic fertilizer business in China is still in its infancy. Compared with traditional chemical fertilizer, organic fertilizer is composed of natural nutritional elements that enhance soil quality to increase crop yields, without the chemical side effect of harming soil fertility. By contrast to traditional compound chemical fertilizer, organic compound fertilizer accelerates reproduction of soil microbes to improve soil quality through the decomposition of organic material. This enhancement of soil microbes by organic fertilizer improves the soil's retention of nitrogen. Moreover, this application can activate dormant soil by increasing soil nitrites or nitrates and moisture content that otherwise is not enhanced by traditional chemical fertilizers. This process controls the release of nutritional elements that enhances the quality, quantity and health of crops. As a result of years of intensive farming, China's soil quality is low compared to international standards; therefore it has been widely recognized that organic fertilizer can be more effective than traditional chemical fertilizer in stabilizing and enhancing soil quality. Based on these considerations, and the fact that organic fertilizer can be widely utilized, the market for organic fertilizer is rapidly growing and the use of organic fertilizer has become popular throughout China.

3.       BUSINESS

3.1      History
Prior to March 1, 2004, Bodisen was called Stratabid.com, Inc. ("Stratabid"). The Company was a startup stage Internet-based commercial mortgage origination business. The Company operated primarily through its wholly-owned subsidiary, Stratabid.com Online (B.C.) Ltd. ("Stratabid.com Online"), which provided services throughout Canada.

Yang Ling Bodisen Biology Science and Technology Development Company Limited ("Yang Ling") was founded in the People's Republic of China on August 31, 2001. Yang Ling, located in Yang Ling Agricultural High-Tech Industries Demonstration Zone, was primarily engaged in developing, manufacturing and selling pesticides and compound organic fertilizers in the People's Republic of China. On November 19, 2003, Yang Ling incorporated Bodisen International, Inc. ("BII"), a Delaware corporation, as a non-operative holding company.

On January 14, 2004, Stratabid created a wholly-owned subsidiary corporation known as Bodisen Holdings, Inc., a Delaware corporation ("BHI"), to pursue a merger with BII the parent of Yang Ling. On February 11, 2004, Stratabid and BHI entered into an Agreement and Plan of Merger with BII and the shareholders of BII, providing for the merger of BII into BHI, with BHI being the surviving entity in the merger. The transactions provided for in the Agreement and Plan of Merger closed on February 24, 2004. In the merger, Stratabid acquired 100 per cent. of BII's outstanding stock in exchange for the issuance by Stratabid of 3 million shares of its common stock to the holders of BII shares. The Stratabid shares issued in the merger constituted approximately 66 per cent. of the outstanding shares of Stratabid after the merger. After the merger, Bodisen paid a 3 for 1 stock dividend and then, by prior agreement, redeemed 3 million post dividend shares held by the former CEO of Stratabid. After these transactions, the shareholders of BII held approximately 79 per cent. of the Stratabid common stock outstanding. On February 25, 2004, Stratabid sold Stratabid.com Online to Derrek Wasson, Stratabid's former Chief Executive Officer. On March 1, 2004, Stratabid changed its name from Stratabid.com, Inc. to Bodisen Biotech, Inc.

Ms. Wang Qiong has served as the Chairman of the Board of Directors since founding Bodisen in September 2001. The company has grown, through the development of the product line to over 60 items, as well as the building of the Bodisen brand name. The mandate of the government of China that farmers increase crop yields to decrease the nation's dependence on food imports, together with the growing emphasis on the need to use "green" fertilizers, has also been a factor in the growth of the Company.

3.2      Products
Bodisen maintains over 60 package products, which are broken down into 3 product line categories:

        3.2.1 Organic Compound Fertilizer This product is Bodisen's leading product line, accounting for 60 per cent. of Group turnover. Plants tend to easily absorb organic fertilizer without the side effects found in synthetic chemical fertilizer products, and this organic process strengthens photosynthesis, which improves the overall health of a plant in resisting drought and disease. The International Organization for Standardization (ISO 9001:
                2000) has qualified Bodisen's organic compound fertilizer products.

                Organic fertilizers improve the cation exchange capacity, or "CEC's" of the soil. This not only allows for improved uptake of nutrients by the plant but can also reduce leaching, which is of particular concern in sandy soil. Leaching moves nutrients away from the plant roots and into the subsurface water. Principal functions include:

                o  to preserve nitrogen and improve the soil fertility;
                o  deliquesce phosphorous and potash fertilizer;
                o  resist plant diseases; and
                o  activate and keep soil moisture content.

        3.2.2   Liquid Fertilizers
                The early application of liquid fertilizers aids absorption of the key elements and nutrients of the fertilizer which strengthens photosynthesis and improves the health of the plant making it resistant to disease. The liquid fertilizer increases the plant's yield and shortens the time to harvest whilst heightening the colour and lustre of fruit and vegetables.

                The liquid fertilizer is sold to the farmer in a concentrated form and needs to be mixed by the farmer with water before spraying onto the plant. Since the liquid fertilizer is applied directly to the plant it is more easily absorbed by the plant.


        3.2.3   Pesticides
                Bodisen's pesticide products can be applied to all fruit trees and vegetable crops; it will also eliminate harmful bugs that reduce overall crop yields. A sample of these pests that bring harm to crops in China include, but are not limited to; the peach fruit fly, white aphid, red aphid, red mite, cotton bollworm, maize mite, cabbage butterfly, leaf acaroids, pear mite, grain worm, wheat moth, and the millet fly.

4.       MARKET INFORMATION

Compared to chemical fertilizers, organic fertilizers are composed of natural nutritional elements that not only improve the quality and yield of the crops but also improve the soil quality; this in turn improves the yield. Organic compound fertilizer accelerates reproduction of soil microbes to improve soil quality through the decomposition of organic material and the improvement of the soil's retention of nitrogen. Moreover, this application can activate dormant soil by increasing soil nitrates and moisture content that otherwise is not enhanced by traditional chemical fertilizers. This process controls the release of nutritional elements that enhances the quality, quantity and health of crops. To encourage farmers, of which there are 800 million in China, to remain on their land, the government recently eliminated an agriculture tax, which effectively increased their disposable income by 20%. Although organic compound fertilizers are more expensive than chemical fertilizers, the extra cost is justified by the increase of quality and yield and, consequently, the increased margin attained at the market.

5.       SALES AND MARKETING

All three product lines are sold directly to the Chinese farming community in rural areas or wholesalers through a distribution network. The distribution network consists of 12 branches, with each branch consisting of five sales teams; each team is responsible for an assigned territory.

Since inception, the Bodisen brand has been marketed and promoted through trade fairs, conventions and the print media, and through television and radio advertising in China. Since the end-user for its products is the local farmer, educational seminars to promote products and organic fertilizers directly to farmers are extensively used. To capture a share of the market, free samples of the products are distributed to allow a trial period to take place, the results of which are made know to the surrounding area. The cost of this is not material and is often offset by new sales in that test zone.

The primary tasks in respect of sales and marketing are to strengthen the home market in the Shaanxi province and to expand the market outside the Shaanxi province into new districts where the Company's products are not well established. All orders that are signed with customers are informal indications of interest and there are no written or verbal sales contracts with the Company's customers. Signed orders on file with the Company are filled on a first come-first served basis, as the product is manufactured and distributed.

It is our intention to increase marketing in regions where our products are not well known. In addition, promotion of the products through national newspapers in China explaining the advantages of the high-tech nature of its environmental or "green" product lines will be undertaken. In order to enter the untapped markets of western China, the Company will explore selling exclusive franchise opportunities to new wholesale agents.

6.       RAW MATERIALS

There are numerous suppliers and vendors of raw materials in the Shaanxi Province of China. To manufacture the organic compound fertilizer Bodisen uses carbamide, ammonium, potassium chloride and zeolite powder. Carbamide, potassium chloride, bluestone, zinc sulfate, borax, citric acid and bitter salt, together with other materials, are used to manufacture liquid fertilizer. Pesticides are manufactured using Mieduowie, zinc sulphur phosphor, emulsification agents, Dimethylbenzene, sulfur powder and Fumeishuang.

No supplier contracts are entered into with trade vendors and business is conducted on an order-by-order basis, a practice that is typical throughout the industry in China. The Directors believe that the Company has very good relations with the agricultural vendor community.

7.       RESEARCH AND DEVELOPMENT

The research and development team consists of four professionals, who perform administrative and ministerial functions. Much of the research is done in close cooperation with universities and research laboratory's in the Yang Ling and Xian Metropolitan areas with related costs incurred by such universities and research laboratory's and not by the Company. In 2005, the Company has budgeted to spend US $130,000 on research and development, a majority of which is dedicated to current experiments to develop new products. The following projects are ongoing from 2004 and are currently scheduled for completion in 2006:

7.1   Project Ion
Project Ion is the study of metal ions, copper, zinc and manganese in combination with silver positive ions to control and remove crop disease brought about by fungi. The objective is to determine whether the combination of these metal ions will prohibit the release of an intrusive enzyme from fungi that kills crops in China.

7.2   Project Fly
Project Fly is the development of a protein abstract from a common fly to develop bacteria-based pesticides, which may have a better effect on a plant's resistance to insects. This project seeks to isolate a series of anti-bacteria peptides from the proteins of a common fly. This kind of anti-bacteria peptide could effectively control many pathogens which may prove better than the pesticides which are currently available.


7.3   Project Amino Acid
Project Amino Acid is a program that was developed to build a new compound fertilizer product, based on a proactive amino acid enzyme.

7.4   Project Build
Project Build utilizes a technique for the manufacturing of organic compound fertilizer, which could enhance the quality of organic fertilizer products.

8.       INTELLECTUAL PROPERTY

The Company owns trademarks in the "Bodisen" name, which is used on all products. Bodisen is also a recognized trade name in the provinces in China in which the Company conducts business. Bodisen does not hold patents and has not applied for patents on proprietary technology or formulas because the Directors believe that application for such patents in China would result in public knowledge of the proprietary technology and formulas. The Company acquired rights for fluid and compound fertilizer technology from a third party. Most intellectual property was developed in-house or with various universities and research laboratories. Only certain key executives of the Company have knowledge of such proprietary technology and formulas. Since the Company does not hold patents for its products, the Company may not be in a position to adequately protect its intellectual property rights. See "Risk Factors" in Part I.

9.       GOVERNMENT AND ENVIRONMENTAL REGULATION

Through the laws and regulation of The People's Republic of China and Shaanxi Provincial government and through the government district where the Company is domiciled, Bodisen's products and services are subject to material regulation by governmental agencies responsible for the agricultural industry. Business and company registrations, along with the products, are certified on a regular basis and must be in compliance with the laws and regulations of the state, [local] governments and industry agencies, which are controlled and monitored through the issuance of licenses. To date, the Company has been compliant with all registrations and requirements for the issuance and maintenance of all licenses required by the governing bodies. As of the date of this document, all license fees and filings are current. These licenses include:

9.1   Production of Organic Compound Fertilizer License
Authorised by the Shaanxi Soil and Fertilizer Institution. After June 2004, this production license was transferred to a Production License authorized by the Ministry of Agriculture, The People's Republic of China.

9.2   Certificate for Pesticide Registration
Pesticide registration is required for the production of liquid fertilizer and issued by Ministry of Agriculture, People's Republic of China.

9.3   Production Standard
The Company is registered with Bureau of Quality Controls and Technology, Shaanxi Provincial Government, Xi'an.

There is no prohibitive cost in obtaining and maintaining these licenses, and it is illegal to do business without these licenses. Since it is an accepted business practice to operate within the regulations of the issued license, the issuance of the license is considered a cost of doing business and the fees associated with this are minimal. If the Company were to lose any of these licenses, it would only have a limited time to reapply for such licenses and would face possible regulatory fines. The Company is not subject to any environmental controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

10.      COMPETITION

The Directors consider that in China the compound fertilizer industry is largely fragmented with most competitors operating small regional factories, serving local requirements. Most companies in this industry in China do not promote their products through brand name recognition. Bodisen has not yet identified any competition in the Shaanxi province that operates in all three segments (compound, liquid and pesticide) of the organic fertilizer business. The Directors believe that the Company's nearest Chinese competitor is Tian Bang Shaanxi and that the only international competing company is DuPont.

11.      FUTURE PROSPECTS AND CURRENT TRADING

Current trading is generally in line for the period ending June 30, 2005. The Company had posted sales of $ 4,701,675 for the period ended March 31, 2005 (unaudited). Net income for the period was $ 796,133 compared to $461,549 for the same quarter a year earlier. The net income includes a one time charge of $416,703 associated with the aggregate fair value of the warrants which were issued in connection with the $3 million convertible financing which was completed on March 16, 2005. The net income would have been $1,213,436 in the absence of this one-time charge, reflecting the substantial increase in the demand for the Company's products in the markets in which it has operated and the new markets that it has entered.

The signing of the new distributors to the distribution network of the Company is expected to allow the Company to expand its reach geographically and more easily develop the brand name of the Company.

It is also proposed that the Company seek EOM manufacturing facilities in distant provinces so that the Company can expand its distribution without incurring the high cost of transporting its products long distances. Although no agreements are in place, Company management is searching for targets, possible facilities have been identified and the Company is holding informal talks to assess the feasibility. One concern the Company has to expansion would be the Company's ability to protect their proprietary technology and formulas.

The Company continues to work in close cooperation with local universities and research laboratories in the Yang Ling and Xian Metropolitan areas to improve existing products and develop new products to drive the Company's sales in the future. The pace of discovery can never be predicted as such the ability to forecast the impact of these improvements and discoveries cannot be predicted. Current R&D is discussed in section 7 of Part II.

12.      REASONS FOR THE PLACING AND USE OF PROCEEDS

The Group relies on an experienced management team and skilled workforce, many of whom have worked with their respective companies for a number of years and the Directors believe that Admission will help the Group attract and retain key employees whom the Group will be able to incentivise through the grant of share options.

The net proceeds of the Placing available to the Group after the expenses of the Placing and Admission will be (pound)o million. The net proceeds will be used for product development, to expand into new territories and develop OEM manufacturing under the Bodisen brand, to add two new production lines for compound fertilizers. Any remaining sum will be used for marketing, advertising and to augment the Group's existing working capital facilities.


13.      DIRECTORS AND EXECUTIVE OFFICERS,

Directors and Officers

Wang Qiong (41) (Chairman and Chief Executive Officer of Bodisen and Yang Ling) Mrs. Wang Qiong has served as the Chairman of the Board of Bodisen since the merger of BHI and BII and she has been on the board of Yang Ling since Yang Ling was founded in August 2001. Mrs. Wang Qiong has over 10 years experience in the fertilizer and chemical industry. From 1997 to May 2001, she was the Chief Executive Officer and President of Shaanxi Bodisen Chemical Co., Ltd., which changed its name to Bodisen International, Inc. on August 31, 2001. From May 1996 to December 1997, she was the President of Yang Ling Kang Yuan Chemical Company, a company dedicated to the research and development of agricultural products. Mrs. Wang Qiong graduated from North-West Agronomy College, with a Bachelor of Science degree in 1986.

Chen Bo (48) (Director and President of Bodisen and Yang Ling)
Mr. Chen, the President of Bodisen, is one of its original founders and stockholders. From August 1997 to August 2001, Mr. Chen Bo was Chief Operations Officer and Chief Technology Officer of Shaanxi Bodisen Chemical Co., Ltd. From July 1994 to December 1997, he was the Chief Executive Officer and President of Yang Ling Shikanglu Chemurgical Technology Development Co., Ltd. Mr. Chen received his Bachelor of Science degree from Shaanxi Normal College in July 1984.

Patrick McManus (51) (Non-Executive Director of Bodisen)
Mr. Patrick McManus, CPA, J.D joined Bodisen's Board of Directors on May 1, 2004 as an independent board member. Mr. McManus brings over 25 years of experience in business, finance and law to Bodisen. He was elected Mayor of the City of Lynn, Massachusetts in 1992 and served in this position until his retirement to the private practice of law and accounting in 2002. While serving the City of Lynn as its Mayor, he was elected a member and trustee of the Executive Committee of the U.S. Conference of Mayors (USCM) with responsibility for developing policy for the USCM. He also served as the Chairman of the USCM Science and Technology Subcommittee, the Urban Water Council, and the USCM Audit Committee. Mayor McManus started his career in business with the General Electric Company in 1979, and was a Professor of Business and Finance at Salem State College in Massachusetts. Mayor McManus is an expert on China. He was instrumental in establishing a close alliance as well as coordinating a regular exchange of visits by members of the U.S. Conference of Mayors and the China Association of Mayors. Mr. McManus has been a Certified Public Accountant since 1985. Mr. McManus received his Juris Doctorate from Boston College Law School and an M.B.A from Suffolk University

David Gatton( 52) (Non-Executive Director of Bodisen)
Mr. Gatton joined Bodisen's Board of Directors on May 1, 2004 as an independent board member. Since 1985 Mr. Gatton has served as the Chairman and President of Development Initiatives, Inc, a Washington, D.C.-based government relations firm specializing in urban affairs, business development and marketing, serving a variety of public and private clients. Mr. Gatton advises cities, organizations, and companies on business development strategies, public/private partnerships and marketing initiatives. He has advised various organizations on tax reform, economic development initiatives and a variety of environmental laws, including the reauthorization of the following Acts of the United States: the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, Superfund and the Clean Air Act. Some of Mr. Gatton's major accomplishments include: development of U.S.-Sino Memorandum of Cooperation between U.S. and China Association of Mayors, development of a national brownfield redevelopment initiative, development of several multifamily low- and moderate-income housing developments, business development strategies for various private firms, and assistance in development of economic development projects for numerous cities. Mr. Gatton holds a B.A. from Cornell College, and a Master's degree from Harvard University.

Weirui Wan (64) (Non-Executive Director of Bodisen)
Mr. Weirui Wan joined Bodisen's Board of Directors on May 1, 2004 as an independent board member. Mr. Wan has over 40 years of experience in management and leadership positions in the agricultural sector in China. He started his career in 1967 as an agricultural scientist at the Chinese Academy of Water and Soil Preservation, China's leading government agency on soil and agricultural studies. In 1984, Mr. Wan was appointed the position of Deputy Director of the Chinese Academy of Water and Soil Preservation. In 1997, Mr. Wan moved to the city of Yang Ling and was appointed Deputy Governor of the Yang Ling Agricultural High-Tech Industries Demonstration Zone and was in charge of building the zone into the agricultural hub of China. Mr. Wan retired as Deputy Governor in 2001 and is currently on the Advisory Board of Yang Ling
Agricultural High-Tech Industries Demonstration Zone. Mr. Wan graduated from Beijing University of Agriculture in 1967 with a Bachelor's degree in Agriculture.

Wang  Chunsheng  (42) (COO of Bodisen,  Executive Vice President and COO of Yang
Ling)
Mr. Wang Chunsheng, joined Bodisen in September 2001 as Chief Operations Officer. From September 1999 to August 2001, Mr. Wang Chunsheng was Vice General Manager of the Shaanxi Bodisen Chemical Co. Ltd. responsible for sales and marketing. From January 1997 to July 1999, he held a position as Senior Sales Manager with the Ling Kangyuan Agriculture Chemical Company. Mr. Wang Chunsheng holds agronomist certification.

Shuiwang Wei (45) (CFO of Bodisen and Yang Ling)
Mr. Wei is a Certified Public Accountant in China. He joined Bodisen as its financial controller in January 2004, a post he held until his promotion to the position of Chief Financial Officer in April 2004. He started his career in the accounting department of Xi'An Machinery Company in 1982 as an accountant and he was promoted to the head of accounting in 1995. He joined Xi'An He Feng Fertilizer Company in 1996 as the head of accounting department. Mr. Wei has a Bachelor's degree in Accounting.

14.      EMPLOYEES

The only Bodisen employees are its four executive staff, each of whom is also an employee of Yang Ling. Yang Ling has over 450 staff, of which approximately 20 are executive and senior managers, 30 are business and accounting staff, 10 are warehouse and purchasing staff, 15 are drivers or secretaries and the balance being production workers. The average number of staff employed by the Company for each of the years 2002 to 2004 is:

As at December 31, 2002:                            90 employees
As at March 15, 2004:                              349 employees
As at December 31, 2004:                           487 employees

15.      DEBT/BANKING FACILITIES

The Company has entered into a pledged short term loan with the Yangling Xinonglu branch of the Xianyang City Commercial Bank. The loan is for 3.5 million RMB. The loan is to provide working capital. The interest rate of the loan is 6.05% per annum, payable quarterly with a maturity date of October 28, 2005. The pledge relating to the loan expires two years after this date.

The Company also entered into a second pledged short term loan with the Yangling Xinonglu Branch of Xianyang City Commercial Bank. The loan is for 5.0 million RMB. The loan is to provide working capital. The interest rate is 6.51% per annum, payable quarterly. To date, the Company has repaid 0.5 million RMB of the loan and is currently negotiating an extension of the May 30, 2005 maturity date.

The Company also entered into a long term support loan from the Shanxi Technology Bureau of the Shanxi Province Government of People's Republic of China. The loan is interest free and secured by assets of the Company, at the amount of RMB 0.1 million.

16.      THE PLACING

The Company is proposing to raise approximately (pound)10 million by issuing o Placing Shares at the Placing Price. The Placing Shares represent approximately
o per cent. of the Enlarged Issued Share Capital. The Placing Shares will be authorised under Title 8 of Delaware's General Corporation Law.

Pursuant to its obligations under the Placing Agreement, Charles Stanley has conditionally placed the Placing Shares at the Placing Price with institutional and other investors. The Placing has not been underwritten by Charles Stanley or any other person.

The Placing Agreement is conditional, inter alia, upon Admission having taken place by not later than 9.00 a.m. on o o 2005 or such later time and date, being not later than 9.00 a.m. on o o 2005, as the Company and Charles Stanley may agree. The Placing Agreement contains provisions entitling Charles Stanley to terminate the Placing Agreement at any time prior to Admission in certain circumstances. If this right is exercised the Placing will lapse. Further details of the Placing Agreement are set out in paragraph 16 of Part VI of this document.

The Placing Shares will rank pari passu with the Existing Common Stock in all respects including the right to receive all dividends declared or paid (after the date of allotment of the Placing Shares) on the Common Stock of the Company. The Company, being traded in the U.S. does not have an ISIN but does have a CUSIP number of 096892104.

Application has been made to the London Stock Exchange for the Enlarged Issued Share Capital to be admitted to trading on AIM. It is expected that Admission will become effective and that dealings will commence on o o 2005.

17.      SETTLEMENT AND CREST

Application has been made to the London Stock Exchange for the Existing Common Stock and the Placing Shares to be admitted to trading on AIM. It is expected that Admission will become effective and that dealings in the issued ordinary share capital of the Company will commence on [ ] 2005.

Securities issued by non-UK registered companies, such as the Company, cannot be held or transferred in the CREST system. However, to enable investors to settle such securities through the CREST system, a depository or custodian can hold the relevant securities and issue dematerialised depository interests (DI) which are held on trust for their holders. The Company's Articles of Association permit it to issue DIs in uncertified form.

With effect from Admission, it will be possible for CREST members to hold and transfer interests in the Common Stock within CREST pursuant to a DI arrangement established by the Company. CREST is a voluntary system and holders of Common Stock who wish to receive and retain share certificates will also be able to do so. Further details of CREST and the arrangements in respect of DIs is set out in paragraph 17 of Part VI of this document.]

18.      LOCK-IN ARRANGEMENTS

Immediately following Admission, the Directors will be interested, in aggregate, in o Common Stock, representing approximately o per cent. of the issued share capital of the Company. Under the terms of the Lock-in agreements, which are described more fully in paragraph 16 of Part VI of this document the Directors have undertaken that, subject to certain exceptions, they will not sell or otherwise dispose of, or agree to sell or dispose of, any of their respective interests in the Common Stock held immediately following Admission at any time prior to the first anniversary of Admission, and, at any time after the first anniversary of Admission, without the consent of the Company and the Company's nominated adviser and broker.

19.      DIVIDEND POLICY

The Board intends to adopt a dividend policy appropriate to the Group's financial performance. This will take into account its ability to operate and grow and the need to retain a prudent level of cash resources. The Company does not expect to pay a dividend in the short term.

20.      SHARE SCHEME AND MANAGEMENT INCENTIVE ARRANGEMENTS

Executive turnover is relatively low with the majority of key management having been employed by the Company for more than six years. The Board believes that the retention of senior management will be a key driver to the success of the Group. Consequently, the Company intends to implement the Share Schemes conditional upon Admission, details of which are set out in paragraph 7 of Part VI of this document.

21.      CORPORATE GOVERNANCE

The Board intends to comply with the principles of good governance and the recommendations of best practice as set out in the Combined Code so far as is practicable and appropriate for an AIM company of its size, and in this connection the Board shall take into account the guidance issued by the Quoted Companies Alliance.

The Board intends to hold board meetings regularly throughout the year. The Board will be responsible for formulating, reviewing and approving strategy, budgets, acquisitions, capital expenditure and senior personnel appointments. The executive directors and senior management will meet regularly to consider operational matters.

An audit committee (consisting of Patrick McManus, as Chairman and David Gatton), a nominating committee (consisting of Wan Weirui as Chairman) and a remuneration committee (consisting of David Gatton, as Chairman, and Patrick McManus) have been established with effect from Admission. The audit committee will meet at least twice a year and will be responsible for ensuring that the financial performance, position and prospects of the Company are properly monitored and reported on, and for meeting the auditors and reviewing their reports relating to accounts and internal controls. The remuneration committee will review the performance of executive directors and set the scale and structure of their remuneration and the basis of their service agreements with due regard to the interests of shareholders. The remuneration committee will also determine the payment of bonuses to executive directors and the allocation of share options to employees.

The Company has adopted a dealing code for all directors and employees in terms no less exacting than the Model Code for Directors' dealings as set out in the Listing Rules of the UK Listing Authority and will take all reasonable steps to ensure compliance by the Board and any relevant employees.

The Company is compliant with all US corporate governance rules applicable to small business issuers.

22.      TAXATION

Your attention is drawn to the taxation information set out in paragraph 13 of
Part VI of this document.


23.      EFFECTS OF A US DOMICILE AND SEC FILING

Bodisen files periodic reports with the US Securities and Exchange Commission
(SEC) pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended. After admission on AIM, it will also have an obligation to notify both the SEC and the London Stock Exchange of relevant information.

24.      PLAN OF DISTRIBUTION

The selling agent, Charles Stanley & Co. Limited, 25 Luke Street, London EC2A 4AR, has agreed, subject to the terms and conditions contained in a selling agency agreement with the Company, to sell, as selling agent for it on a best efforts basis, ________ shares of common stock. Because this offering is on a best efforts basis and there is no minimum number of dollar amount of shares to be sold, the selling agent is not obligated to purchase any shares if they are not sold to the public.

The selling agent has informed the Company that it proposes to sell the common stock as selling agent for it, subject to prior sale, when, as if issued by the Company, in part to the public at the public offering price set forth on the cover page of this Admission Document and, in part, through certain selected dealers, who are members of the National Association of Securities Dealers, Inc., to customers of such selected dealers at the public offering price. Each selected dealer will receive a commission of $ for each share that it sells. The selling agent reserves the right to reject any order for the purchase of common stock through it in whole or in part.

The Placing is not contingent upon the occurrence of any event or the sale of a minimum or maximum number or dollar amount of shares. Funds received by the selling agent from investors in the Placing will be deposited with an escrow agent in a non-interest bearing escrow account until the closing of the Placing. Closing is expected to occur on or about , 2005.

The public offering price will be determined through negotiations between Bodisen and the selling agent. A variety of factors will be considered in determining the price, including the trading history of the Company's common stock (including the frequency and volume of trades and actual trading prices), its history and prospects, its past and present earnings and its prospects for future earnings, the current performance and prospects of the banking industry in general and the banking market in which the Company competes, and the general condition of the securities market and the prices of equity securities of comparable companies.

Bodisen will pay its own expenses of the offering, including its legal, accounting, printing and other expenses and expenses associated with qualifying its shares for sale in various states. In addition, the Company has agreed to reimburse the selling agent for reasonable and customary costs of informational investor meetings. The Directors expect that the total amount of offering expenses that the Company will pay will be approximately $________.

The selling agency agreement also provides that Bodisen will indemnify the selling agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the selling agent may be required to make in respect thereof.

The selling agent has advised the Company that it may make a market in the common stock. The selling agent, however, is not obligated to make a market in the common stock. It also may discontinue any market making at any time without notice.

The selling agent provides investment banking services to the Company from time to time in the ordinary course of business.

25.      INTEREST OF NAMED EXPERTS AND COUNSEL

Each of the selling agent, the Company's legal counsel and the Company's reporting accountant will receive fees as a result of the work done by them for the AIM admission. The selling agent will also receive a commission based on the value of the shares placed prior to the AIM admission. None of the selling agent, legal counsel or reporting accountant receive any interest in the Company's equity as a result of this AIM admission.

26.      LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the Company and certain other legal matters have been passed upon by the law firm of Reed Smith LLP.

27.      EXPERTS

Kabani & Company, Inc., an independent certified public accounting firm (a member firm of the AICPA SEC practice section) located at 6033 West Century Blvd, Suite 810, Los Angeles, CA 90045, USA,, audited the financial statements of Bodisen Biotech, Inc. for the period ending December 31, 2004 and reviewed those for the period ending as of March 31, 2005, included in this Admission Document. Kabani & Company, Inc. intend to review the financial statements for the period ending June 30, 2005.

28. LIMITATION ON LIABILITY AND COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT lIABILITIES

Our certificate of incorporation and our bylaws provide that our directors and officers and former directors and officers shall be indemnified by us to the fullest extent authorised by Delaware law, against liability to the Corporation or to its stockholders or to other security holders for monetary damages for (i) any breach of the director's duty of loyalty to the Corporation or to its stockholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to our directors and officers pursuant to the foregoing provision, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


29.      WHERE YOU CAN FIND MORE INFORMATION

Bodisen Biotech, Inc. is subject to the informational requirements of the Exchange Act of 1934 and, accordingly, files registration statements and other information with the SEC. You may obtain these documents electronically through the SEC's website at http://www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Branch at: U.S. Securities and Exchange Commission 450 5th Street, NW, Room 1300 Washington, D.C. 20549-0102
Telephone: (202) 942-8090 Fax: (202) 628-9001. Bodisen Biotech, Inc.'s filings with the SEC are also available from commercial document retrieval services. Information contained on the Company's web site should not be considered part of this Admission Document. You may also request a copy of its filings at no cost, by writing, telephoning or emailing the Company at: North Part of Xinquia Road, Yang Ling AG, High-Tech Industries Demonstration Zone, Yang Ling, China 712100, Telephone 86-29-870749.

30.      FURTHER INFORMATION

Your attention is drawn to the further information set out in Parts of this document. You are advised to read the whole of this document rather than relying on the summary information set out in this Part II.

                                    PART III

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

1.     Overview

The Company is incorporated under the laws of the state of Delaware and are headquartered in the Shaanxi Province, People's Republic of China. The Company engages in the business of manufacturing and marketing a brand of organic fertilizer in China. It produces numerous proprietary product lines, from pesticides to crop specific fertilizer. These products are then marketed and sold to farmers throughout the 20 provinces of China. The Company conducts research and development to further improve existing products and develop new formulas and products.

2.     Significant Accounting Policies

2.1    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.2    Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. It reviews the composition of accounts receivable and analyze historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

2.3    Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Company compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

2.4    Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

2.5    Intangible Assets

Intangible assets consist of rights to use land and proprietary technology rights to fertilizers. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

2.6    Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations by the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

2.7    Stock-based Compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and have opted for the disclosure provisions of SFAS No. 123.

2.8    Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the

Company have been approved by the local tax bureau and the Management Regulation of Yang Ling Agricultural High-Tech Industries Demonstration Zone. The Company is exempted from income tax in its first two years of operations.

2.9    Foreign Currency Transactions and Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. Transactions occur in Chinese Renminbi. The unit of Renminbi is in Yuan.

2.10   Recent Accounting Pronouncements

In November 2004, the FASB has issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). The amendments made by FAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FAS No. 151 will be applied prospectively. The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2005. The Company is in process of evaluating the impact of this pronouncements on its consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "Accounting In Certain Investments In Debt And Equity Securities." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

3.     Results of Operations Comparison of 2004 with 2003

Twelve Months Ended December 31, 2004 Compared To Twelve Months Ended December 31, 2003

3.1 Revenue. The Company generated revenues of $16,225,896 for the twelve months ended December 31, 2004, an increase of $6,442,112 or 65.84%, compared to $9,783,784 for the twelve months ended December 31, 2003. The growth in revenue was primarily attributable to the increase in customer base through the implementation of the strategy to franchise wholesale distribution to provinces outside of Shaanxi and the building of the Bodisen brand name.

3.2 Gross profit. The Company achieved a gross profit of $6,571,931 for the twelve months ended December 31, 2004, an increase of $3,494,229 or 113.5%, compared to $3,077,702 for the twelve months ended December 31, 2003. Gross margin, as a percentage of revenues, increased from 31.46% for the twelve months ended December 31, 2003, to 40.5% for the twelve months ended December 31, 2004. The increase in gross margin was attributable to the average 10% price increase for the compound fertilizer line of products which constitute 60% of total sales.

3.3 Operating expenses. The Company incurred operating expenses of $1,523,350 an increase of $319,143 or 27%, compared to $1,204,207 for the twelve months ended December 31, 2003. These operating expenses are related to increased sales and marketing costs related to the 65.84% increase in sales for 2004, as well as the hiring of 138 additional employees by the Company.

3.4 Net Income. Net income increased by 155% to $5,027,403, an increase of $3,057,042, from $1,970,361. Earnings per share (EPS) rose to $0.33 in 2004 from $0.13 in 2003. The increase was attributable to the substantial growth in demand for the Company's products throughout China, increased sales of products with a higher profit margin and the relatively low operating expenses resultant from doing business in China.

4.     Liquidity and Capital Resources

As of December 31, 2004 Bodisen Biotech, Inc. had $2,121,811 cash and cash equivalents on hand, compared to $2,974,773 cash and cash equivalents on hand as of December 31, 2003.

For December 31, 2004 accounts payable was $112,344 and short term loans was $980,100. Cash outflows for investing activities increased from $1,608,837 to $2,778,136 as a result of additions made to work in progress and acquisitions of property and equipment. The Company's accounts receivable for the year ended December 31, 2004, were $4,988,984. Based on past performance and current expectations, the Directors believe its cash and cash equivalents, cash generated from operations, as well as future possible cash investments, will satisfy its working capital needs, capital expenditures and other liquidity requirements associated with its operations. On March 16, 2005, the Company completed a $3.0 million financing. The proceeds of the financing are intended for acquisition of other businesses, purchase of raw materials, increased marketing and working capital.

The majority of Bodisen Biotech, Inc. revenues and majority of the expenses in 2004 were denominated primarily in Renminbi ("RMB"), the currency of the People's Republic of China. There is no assurance that exchange rates between the RMB and the U.S. dollar will remain stable. A devaluation of the RMB relative to the U.S. dollar could adversely affect the Company's business, financial condition and results of operations. Bodisen does not engage in currency hedging. Inflation has not had a material impact on its business.

                                     PART IV
                  FINANCIAL INFORMATION ON BODISEN BIOTECH, INC
           Summary financial information for the three years ended 31
               December 2004 and the quarter ended 31 March 2005

The financial information contained in this Part IV in respect of the three financial years ended 31 December 2004 and the quarter ended 31 March 2005 has been extracted without material adjustment from Bodisen's published audited financial statements for the three years ended 31 December 2004 and published interim financial statements for the quarter ended 31 March 2005. The statements for calendar years 2002 and 2003 relate to the period before the reverse merger and so refer to Bodisen International, Inc. and its subsidiaries. The statements for calendar year 2004 and any part of 2005 refer to the merged entity Bodisen Biotech, Inc. and its subsidiaries.

CONSOLIDATED STATEMENTS OF OPERATIONS

The consolidated statements of operations of Bodisen Biotech, Inc. (formerly Stratabid.com, Inc.) for the three years ended 31 December 2004 and quarter ended 31 March 2005 are as follows:

                                                                             Year ended   Year ended       Quarter
                                                               Year ended            31           31         ended
                                                              31 December      December     December      31 March
                                                                     2002          2003         2004          2005
                                                                      US$           US$          US$           US$

NET REVENUES                                                      4,881,350     9,783,784    16,255,896    4,701,675

COST OF REVENUES                                                  3,582,176     6,706,082     9,653,965    3,047,498
                                                                ------------  ------------  ------------ ------------
Gross profit                                                      1,299,174     3,077,702     6,571,931    1,654,178

OPERATING EXPENSES
Selling expenses                                                    235,077       573,807       615,549      148,140
General and administrative expenses                                 384,067       630,401       907,801      278,470

TOTAL SELLING, GENERAL AND ADMINISTRATIVE COSTS                     619,144     1,204,207     1,523,350      426,610
                                                                ------------  ------------  ------------ ------------

INCOME FROM OPERATIONS                                              680,030     1,873,495     5,048,581    1,227,567

Net interest income (expense)                                       (20,565)       41,359       (28,801)     (14,132)
Finance charge                                                            -             -             -     (416,703)

Other income                                                          8,119        55,507         7,623            -
                                                                ------------  ------------  ------------ ------------
NET INCOME                                                          667,583     1,970,361     5,027,403      796,733

Other comprehensive income                                                -             -        68,855            -
                                                                ------------  ------------  ------------ ------------
COMPREHENSIVE NET INCOME                                            667,583     1,970,361     5,096,258      796,733
                                                                ============  ============  ============ ============

BASIC AND DILUTED NET EARNINGS PER SHARE                          US$0.04(1)    US$0.13(1)    US$0.33(1)   US$0.05(1)

Note:
(1) The earnings per share for year end December 31, 2002 and 2003 have been adjusted to reflect the 15,268,000 shares issued and outstanding as of December 31, 2004, to present consistent presentation of the earnings per share for the period.

CONSOLIDATED BALANCE SHEETS

The   consolidated   balance   sheets  of  Bodisen   Biotech,   Inc.   (formerly
Stratabid.com, Inc.) as at the three years ended 31 December 2004 and quarter ended 31 March 2005 are as follows:

                                                                       31             31            31
                                                                 December       December      December      31 March
                                                                     2002           2003          2004          2005
                                                                      US$            US$           US$           US$

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                           233,182     2,974,773     2,121,811    2,793,132
Accounts receivable, net                                          2,071,927     1,822,841     4,988,984    7,881,837
Advances to suppliers                                             1,662,872     1,933,516       755,210      600,073
Inventory                                                           797,270       715,732       767,344      967,597
Loan receivable                                                           -             -       968,000            -
Other assets                                                              -             -             -      600,443
                                                                ------------  ------------  ------------ ------------
Total current assets                                              4,765,250     7,446,862     9,601,349   12,843,081

PROPERTY & EQUIPMENT,                                             1,225,490     1,220,587     1,353,598    3,384,620

Capital work in progress                                            217,206       222,083     1,596,405      410,977

INTANGIBLE ASSETS,                                                  949,242     2,310,148     2,199,639    2,167,169

OTHER ASSETS                                                              -             -        48,736            -
                                                                ------------  ------------  ------------ ------------
TOTAL ASSETS                                                      7,157,188    11,199,680    14,799,727   18,805,847
                                                                ============  ============  ============ ============

The   consolidated   balance   sheets  of  Bodisen   Biotech,   Inc.   (formerly
Stratabid.com, Inc.) as at the three years ended 31 December 2004 and quarter ended 31 March 2005 are as follows:

                                                                                       31
                                                                31 December   31 December     December      31 March
                                                                       2002          2003         2004          2005
                                                                        US$           US$          US$           US$
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                                  1,098,978     1,634,163       112,344      286,958
Accrued expenses                                                          -        75,755       264,502      279,677
Unearned revenue                                                    601,975        15,888             -            -
Short term loans                                                     12,000     1,092,000       980,100      968,000
Dividend payable                                                    180,000             -             -
Other payables                                                       81,423        14,300             -
Convertible debenture, net discount due to beneficial
  conversion                                                              -             -             -    2,542,723
                                                                ------------  ------------  ------------ ------------
Total current liabilities                                         1,974,376     2,832,106     1,356,946    4,077,358

LONG TERM LIABILITIES
Long term loans                                                           -             -             -       12,100
                                                                ------------  ------------  ------------ ------------
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 per share, authorized 5,000,000
  shares; none issued                                                     -             -             -            -
Common stock, $0.001 per share - authorized 50,000,000
  shares; issued and outstanding 1,500 shares as of 31
  December 2002 and 2003.                                                 1             1             -            -
Common stock, $0.0001 per share - authorized 30,000,000
  shares; issued and outstanding 15,268,000 shares as of
  31 December 2004 and 31 March 2005                                      -             -         1,527        1,527
Additional paid-in capital                                        4,799,999     6,014,399     5,991,823    6,885,401
Accumulated other comprehensive gain                                      -             -        68,855       68,855
Statutory reserve                                                    66,758       263,795     1,017,905    1,137,415
Retained earnings                                                   316,054     2,089,379     6,362,671    6,623,192
                                                                ------------  ------------  ------------ ------------

Total stockholders' equity                                        5,182,813     8,367,574    13,442,781   14,716,389

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        7,157,188    11,199,680    14,799,727   18,805,847
                                                                ============  ============  ============ ============

CONSOLIDATED STATEMENTS OF CASH FLOWS

The consolidated statements of cash flows of Bodisen Biotech, Inc. (formerly Stratabid.com, Inc.) for the three years ended 31 December 2004 and quarter ended 31 March 2005 are as follows:

                                                                 Year ended    Year ended    Year ended      Quarter
                                                                         31            31            31        ended
                                                                   December      December      December        March
                                                                       2002          2003          2004         2005
                                                                        US$           US$           US$          US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                          667,583     1,970,361     5,027,403      796,733
Adjustments to reconcile net loss to the net cash used in
  operating activities:
Depreciation and amortisation                                       149,699       247,958       302,803       77,509
  Changes in working capital:
  Accounts receivable                                               288,218       249,086    (3,166,143)  (2,892,853)
  Advances to suppliers                                            (893,393)     (270,645)    1,178,306      155,137
  Inventory                                                         300,312        81,538        51,612     (200,253)
  Other assets                                                            -             -       (48,736)    (551,707)
  Accounts payable                                                  (38,379)      535,186    (1,521,819)     174,614
  Unearned revenue                                                  589,812      (586,087)      (15,888)           -
  Accrued expenses                                                 (130,252)       75,754       196,031       34,772
  Other payables                                                      3,423       (67,122)      (35,350)           -
                                                                 -----------   -----------   -----------  -----------
Net cash used in operating activities                               937,023     2,236,028     1,968,219   (2,406,047)
                                                                 -----------   -----------   -----------  -----------
CASH FLOW FROM INVESTING ACTIVITIES
Payment on loan receivable                                                -             -      (968,000)           -
Acquisition of property & equipment                                (600,666)     (133,653)     (435,814)    (890,633)
Additions to intangible assets                                            -    (1,470,307)            -            -
Additions to work in progress                                      (217,206)       (4,877)   (1,374,322)           -
                                                                 -----------   -----------   -----------  -----------
Net cash used in investing activities                              (817,872)   (1,608,837)   (2,778,136)    (890,633)
                                                                 -----------   -----------   -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on loan from officers/shareholders                        (217,338)            -             -            -
Proceeds from convertible debt                                            -             -             -    3,000,000
Proceeds from (payments on) loan                                     12,000     1,080,000      (111,900)     968,000
Issuance of stock by subsidiary                                           -     1,214,400             -            -
Dividend paid                                                             -      (180,000)            -            -
                                                                 -----------   -----------   -----------  -----------
Net cash provided by (used in) financing activities                (205,338)    2,114,400      (111,900)   3,968,000
                                                                 -----------   -----------   -----------  -----------
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                (86,187)    2,741,591      (852,962)     671,320
                                                                 -----------   -----------   -----------  -----------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                      319,369       233,182     2,974,773    2,121,811
                                                                 -----------   -----------   -----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            233,182     2,974,773     2,121,811    2,793,131
                                                                 ===========   ===========   ===========  ===========

                             Bodisen Biotech, Inc.

                              Financial Statements

                                 March 31, 2005
                                  (Unaudited)

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                                                 FOR THE THREE MONTH
                                                                                                      PERIODS ENDED


                                                                                 March 31, 2005                    March 31, 2004
                                                                                -----------------                 -----------------
Net revenue                                                                     $      4,701,675                   $      2,186,089
Cost of revenue                                                                        3,047,498                          1,313,304
                                                                                -----------------                  -----------------
Gross profit                                                                           1,654,178                            872,785
Operating expenses
     Selling expenses                                                                    148,140                            123,346
     General and administrative expenses                                                 278,470                            226,714
                                                                                -----------------                  -----------------
Total operating expenses                                                                 426,610                            350,060
Income from operations                                                                 1,227,567                            522,725
Non-operating Income (expense):
     Finance charge                                                                     (416,703)                                 -
     Interest expense                                                                    (14,132)                           (27,415)
                                                                                -----------------                  -----------------
        Total non-operating income (expense)                                            (430,835)                           (27,415)
                                                                                -----------------                  -----------------
Income before income tax                                                                 796,733                            495,311
Provision for income tax                                                                                                     74,337
                                                                                -----------------                  -----------------
Net Income                                                                               796,733                           420,974
OTHER COMPREHENSIVE INCOME (LOSS)
     Foreign currency translation gain                                                         -                             40,575
                                                                                -----------------                  -----------------
COMPREHENSIVE INCOME                                                            $        796,733                   $        461,549
                                                                                =================                  =================

Basic weighted average shares outstanding                                             15,268,000                         15,268,000
Basic earnings per share                                                                    0.05                               0.03
Diluted weighted average shares outstanding                                           15,529,458                         15,325,760
Diluted earnings per share                                                                  0.05                               0.03

       The accompanying notes are an integral part of these consolidated financial statements.

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                                  AS OF MARCH 31,
                                                                                        2005
                                                                                -----------------
ASSETS
CURRENT ASSETS:
     Cash & cash equivalents                                                    $      2,793,132
     Accounts receivable, net                                                          7,881,837
     Advances to Suppliers                                                               600,073
     Inventory                                                                           967,597
     Other Assets                                                                        600,443
                                                                                -----------------
Total current assets                                                            $     12,843,081

PROPERTY AND EQUIPMENT, NET                                                            3,384,620
CAPITAL WORK IN PROGRESS                                                                 410,977
INTANGIBLE ASSETS, NET                                                                 2,167,169
                                                                                -----------------
TOTAL ASSETS                                                                    $     18,805,847
                                                                                =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                                                    286,958
     Accrued expenses                                                                    279,677
     Short term loan                                                                     968,000
     Convertible debenture, net discount due to beneficial conversion                  2,542,723
                                                                                -----------------
Total current liabilities                                                       $      4,077,358

LONG TERM LIABILITIES:
     Long term loans                                                                      12,100
                                                                                -----------------
STOCKHOLDERS' EQUITY
     Preferred stock, $0.0001 per share; authorized 5,000,000 shares;
     none issued                                                                               -
     Common stock, $0.0001 per share; authorized 30,000,000 shares;
     issued and outstanding 15,268,000 shares                                              1,527
     Additional paid in capital                                                        6,885,401
     Accumulated other comprehensive gain                                                 68,855
     Statutory reserve                                                                 1,137,415
     Retained earnings                                                                 6,623,192
                                                                                -----------------
          Total stockholders' equity                                                  14,716,389
                                                                                -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $     18,805,847
                                                                                =================
       The accompanying notes are an integral part of these consolidated financial statements.

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      FOR THE THREE MONTH PERIODS ENDED

                                                                                 MARCH 31, 2005                      MARCH 31, 2004
                                                                                -----------------                   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                                 $        796,733                    $       420,974
     Adjustments to reconcile net income to net cash
     used in operating activities:
        Depreciation and amortization                                                     77,509                             72,098
        (Increase) / decrease in current assets:
        Accounts receivable                                                           (2,892,853)                          (933,104)
        Advances to suppliers                                                            155,137                           (677,372)
        Inventory                                                                       (200,253)                           225,064
        Other assets                                                                    (551,707)                                 0
     Increase / (decrease) in current liabilities:
        Accounts payable                                                                 174,614                             34,171
        Unearned revenue                                                                       0                                133
        Other payables                                                                         0                            625,756
        Accrued expenses                                                                  34,772                              3,992
                                                                                -----------------                   ----------------
     Net cash used in operating activities                                            (2,406,047)                          (228,288)
                                                                                -----------------                   ----------------
Effect of exchange rate on cash                                                                                              47,554

CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of property & equipment                                             (890,633)                           (72,822)
        Work in Progress                                                                       -                           (242,000)
                                                                                -----------------                   ----------------
     Net cash used in investing activities                                              (890,633)                          (314,822)
                                                                                -----------------                   ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from Convertible Debt                                                 3,000,000                                  -
        Loans receivable                                                                 968,000                                  -
                                                                                -----------------                   ----------------
Net cash provided by financing activities                                              3,968,000                                  -
                                                                                -----------------                   ----------------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                       671,320                           (495,556)
CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                             2,121,811                          2,974,773
                                                                                -----------------                   ----------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                                         $      2,793,131                    $     2,479,217
                                                                                =================                   ================
       The accompanying notes are an integral part of these consolidated financial statements.

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Yang Ling Bodisen Biology Science and Technology Development Company Limited ("BBST") was founded in the People's Republic of China on August 31, 2001. BBST, located in Yang Ling Agricultural High-Tech Industries Demonstration Zone, is primarily engaged in developing, manufacturing and selling pesticides and compound organic fertilizers in the People's Republic of China. Bodisen International, Inc. ("BII"), a Delaware Corporation, was incorporated on November 19, 2003. BII was a non-operative holding company of BBST. On December 15, 2003, BII entered in to an agreement with all the shareholders of BBST to exchange all of the outstanding stock of BII for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST owned 1500 shares of common stock of BII, which represented 100% of BII's issued and outstanding shares. For U.S. Federal income tax purpose, the transaction was intended to be qualified as a tax-free transaction under section 351 of the Internal Revenue Code of 1986, as amended.

The exchange of shares with BBST has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the BBST obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of BBST, with BBST being treated as the continuing entity. The historical financial statements presented are those of BBST. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

On February 24, 2004, BII consummated a merger agreement with Stratabid.com, Inc. ("Stratabid"), a Delaware corporation, to exchange 12,000,000 shares of Stratabid to the shareholders of BII, in which BII merged into Bodisen Holdings, Inc. ("BHI"), an acquisition subsidiary of Stratabid, with BHI being the surviving entity. As a part of the merger, Stratabid cancelled 3,000,000 shares of its issued and outstanding stock owned by its former president and declared a stock dividend of three shares for each share of its common stock outstanding for all stockholders of record as of February 27, 2004.

Stratabid was incorporated in the State of Delaware on January 14, 2000 and before the merger, was a start-up stage Internet based commercial mortgage origination business based in Vancouver, BC, Canada. The exchange of shares with Stratabid has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of BII obtained control of Stratabid. On March 1, 2004, Stratabid was renamed Bodisen Biotech, Inc. (the "Company"). Accordingly, the merger of the two companies has been recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The financial statements of the legal acquiree are not significant; therefore, no pro forma financial information is submitted.

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


2.   BASIS OF PRESENTATION

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended December 31, 2004.

Accounts receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 9 to 12 months. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $216,395 at March 31, 2005. Advances to suppliers The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. The advances amounted to $600,073 at March 31, 2005.

Income taxes

The Company utilizes Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company had been approved by the local tax bureau and the Yang Ling Agricultural High-Tech Industries Demonstration Zone. The Company is exempted from income tax through March 31, 2005.

Fair value of financial instruments

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign currency transactions and comprehensive income (loss) Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Chinese Renminbi. The unit of Renminbi is in Yuan. Translation gains are classified as an item of other comprehensive income in the stockholders' equity section of the consolidated balance sheet. During the three month period ended March 31, 2005 comprehensive income in the consolidated statements of operation included no translation gain and in the three month period of March 31, 2004 the consolidated statements of operation included translation gains of $40,575. Segment reporting The Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Recent Pronouncements

On May 15 2003, the Financial Accounting Standards Board ("FASB"), issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments
with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments:
(a) Mandatorily redeemable instruments (b) Financial instruments to repurchase an entity's own equity instruments, (c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments and (d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

In December 2003, the FASB issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

3.   PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Bodisen Biotech, Inc. (from the merger date), its 100% wholly-owned subsidiary "BHI" and BHI's 100% wholly-owned subsidiary Yang Ling Bodisen Biology Science and Technology Development Company Limited. All significant inter-company accounts and transactions have been eliminated in consolidation.

4.   MAJOR VENDORS

Five vendors provided 85% of the Company's raw materials for the three month period ended March 31, 2005 and two vendors provided 42% of the Company's raw materials for the three month period ended March 31, 2005. The payable balance for these parties amounted to $197,648 and $3,560 at March 31, 2005 and 2004, respectively.

5.   INTANGIBLE ASSETS

Net intangible assets at March 31, 2005 were as follows:


Rights to use land                                           $       1,666,920
Fertilizers proprietary technology rights                              968,000
                                                             ------------------
                                                             $       2,634,920

Less Accumulated amortization                                         (467,751)
                                                             ------------------
                                                             $       2,167,169

The Company's office and manufacturing site is located in the Yang Ling Agricultural High-Tech Industries Demonstration Zone in the province of Shaanxi, People's Republic of China. The Company leases land per a real estate contract with the government of People's Republic of China for a period from November 2001 through November 2051. As set forth in the People's Republic of China's governmental regulations, the Government owns all land.

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


During July 2003, the Company leased another parcel of land under a real estate contract with the government of the People's Republic of China for a period from July 2003 through June 2053.

The Company recognizes the amounts paid for the acquisition of the "Rights to Use Land" as intangible assets and amortizes them over a period of fifty (50) years.

The Company acquired Fluid and Compound Fertilizers proprietary technology rights with a life ending December 31, 2011. The Company is amortizing Fertilizers proprietary technology rights over a period of ten years.

Amortization expense for the Company's intangible assets for the three month period ending March 31, 2005 and 2004 amounted to $32,470 each period.

Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be: 2005-$130,000, 2006-$130,000, 2007-$130,000,
2008-$130,000 and 2009-$100,000.

6.   SHAREHOLDERS' EQUITY

On February 24, 2004, BII entered into a merger agreement with Stratabid to exchange 12,000,000 shares of Stratabid to the shareholders of BII (note 12). As a part of the merger, Stratabid cancelled 3,000,000 shares of its issued and outstanding stock owned by a majority shareholder and declared a stock dividend of three shares for each share of its common stock outstanding for all stockholders of record as of February 27, 2004. The Company has a total of 15,268,000 shares of common stock outstanding as of March 31, 2005.

7.   CONVERTIBLE DEBENTURE

On March 16, 2005, the Company completed a private placement offering. The Company received the sum of $3 million and issued a one year 9% debenture convertible into shares of common stock by dividing the aggregate principal and accrued interest by a conversion price of $4.80; a three year warrant to purchase 187,500 shares of common stock at $4.80 per share; and a three year warrant to purchase 40,000 shares of common stock at $6.88 per share.

This debenture was considered to have an embedded beneficial conversion feature because the conversion price was less than the quoted market price at the time of the issuance. Accordingly, the beneficial conversion feature was valued separately and the intrinsic value in the amount of $476,875 was recorded as an increase to additional pay-in capital and a corresponding amount, less the amortized interest costs of $19,598, was recorded as a reduction of the carrying value of the convertible debenture.

In connection with the convertible debenture, the Company issued a three year warrant to purchase 187,500 shares of common stock at $4.80 per share and a three year warrant to purchase 40,000 shares of common stock at $6.88 per share. The aggregate fair value of the warrants of $416,703 was charged against net income in the 3-month period ending March 31, 2005 and a corresponding amount was recorded as an increase to additional pay-in capital.

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)

8.   STOCK OPTIONS AND WARRANTS

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In compliance with SFAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the three month period ended March 31, 2005 as follows: ($ in thousands, except per share amounts)

  ----------------------------------------------------------  ---------------------------  ---------------------------
                                                                Three month period ended    Three month period ended
                                                                     March 31, 2005            March 31, 2004
  ----------------------------------------------------------  ---------------------------  ---------------------------
  Net Income - as reported                                               $840                      $421
    --------------------------------------------------------  ---------------------------  ---------------------------
  Stock-Based employee compensation expense included in
  reported net income, net of tax
    --------------------------------------------------------  ---------------------------  ---------------------------
  Total stock-based employee compensation under                           (12)                        0
  fair-value-based method for all rewards, net of tax
    --------------------------------------------------------  ---------------------------  ---------------------------
  Pro forma net income                                                   $828                      $421
  ----------------------------------------------------------  ---------------------------  ---------------------------


Earnings per share:

   ------------------------------------- -----------------------------------  -----------------------------------
                                              Three month period ended            Three month period ended
                                                   March 31, 2005                     March 31, 2004
   ------------------------------------- -----------------------------------  -----------------------------------
   Basic, as reported                                  $0.05                            $0.03
   ------------------------------------- -----------------------------------  -----------------------------------
   Diluted, as reported                                $0.05                            $0.03
   ------------------------------------- -----------------------------------  -----------------------------------
   Basic, pro forma                                    $0.05                            $0.03
   ------------------------------------- -----------------------------------  -----------------------------------
   Diluted, pro forma                                  $0.05                            $0.03
   ------------------------------------- -----------------------------------  -----------------------------------

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


In 2004 the board of directors approved the creation of the 2004 Stock Option Plan. This plan provides for the grant of incentive stock options to employees, directors and consultants. Options issued under this plan will expire over a maximum term of five years from the date of grant.

Pursuant to the Stock Option Plan, the Company granted 110,000 stock options to two Directors (55,000 options each) during the year ended December 31, 2004, of which 100,000 stock options were granted on June 4, 2004 and the balance of the 10,000 were granted on Dec. 28, 2004.

On the first 100,000 stock options granted, 50,000 stock options vested immediately and 50,000 stock options became vested over 8 equal quarterly installments, with the first installment vesting at the end of the second quarter of 2004. The 10,000 stock options granted on Dec. 28, 2004 vested on Dec. 31, 2004.

The option exercise price was $5 for the first 100,000 stock options which was equal to the market price of the shares at the time the options were granted. The option exercise price was $5.80 for the second 10,000 stock options which was the market price of the shares at the time the options were granted.

The Company did not grant any options during the three month period ended March 31, 2005.

On March 16, 2005, in connection to the convertible debenture the Company issued three year warrants to purchase 187,500 shares of common stock at $4.80 per share and three year warrants to purchase 40,000 shares of common stock at $6.88 per share.

As of March 31, 2005, there were a total of 110,000 stock options granted and outstanding, and there were no stock options issued and outstanding as of March 31, 2004. As of March 31, 2005, there were a total of 227,000 warrants issued and outstanding, and there were no warrants issued and outstanding as of March 31, 2004.

9.   SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the SFAS No. 95. Accordingly, the Company paid $37,794 and $27,415 for interest and $0 and $0 for income tax during the three month period ended March 31, 2005 and 2004, respectively.

10.  STATUTORY COMMON WELFARE FUND AND RESERVE

As stipulated by the Company Law of the People's Republic of China, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

     (i)  Making up cumulative prior years' losses, if any;

     (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

     (iii)Allocations of 5-10% of income after tax, as determined under People's Republic of China accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

     (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $79,673 and $42,097 as statutory reserves for the three month period ended March 31, 2005 and 2004, respectively.

The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan $20,502 and $14,669 for the three month period ended March 31, 2005 and 2004, respectively.

11.  FACTORY LOCATION AND LEASE COMMITMENTS

Our principal executive offices are located at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone Yang Ling, Shaanxi province, People's Republic of China, 712100. We own two factories, which include three production lines, an office building, one warehouse, and two research labs which are located on 10,900 square meters of land. The rent of the office building is $121 a month from May 20, 2004 through May 20, 2005. We also lease a warehouse in Yang Ling near the site of our factories. This warehouse is 300 square meters in area. The rent of the warehouse is $194 a month from January 2005 through May 2005. We completed a new 609,840 square foot manufacturing facility on March 15, 2005 and we believe that our owned and leased property is sufficient for our current and immediately foreseeable operating needs. Total future commitments through June 30, 2005 amount to $1,276.

12. EARNINGS PER SHARE

Earnings per share for the three month periods ended March 31, 2005 and 2004 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

The following is an analysis of the differences between basic and diluted earnings per common share in accordance with SFAS No. 128, "Earnings Per Share".

                                                          Three month period ended        Three month period ended
                                                                 March 31, 2005                March 31, 2004
-----------------------------------------------------     ------------------------        -------------------------

     Weighted average common shares outstanding                    15,268,000                      15,268,000
     Effect of dilutive securities: stock options                     261,458                               0
     Weighted average common shares outstanding                    15,529,458                      15,268,000
     and common share equivalents

                     BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)


13.  MERGER AGREEMENT

On February 11, 2004, Stratabid entered into an Agreement and Plan of Merger with BHI, a wholly-owned subsidiary of Stratabid, BII and the shareholders of BII. BII has one 100% wholly-owned subsidiary in Shaanxi, China, BBST. Under the terms of the agreement, BHI acquired 100 percent of BII's stock in exchange for the issuance by Stratabid of three million shares of its common stock to the holders of BII. The new shares constitute approximately 79 percent of the outstanding shares of Stratabid, which changed its name to Bodisen Biotech, Inc. (the "Company"). The Agreement and Plan of Merger was closed on February 24, 2004.

     BII's Chairman of the Board was appointed the Company's Chief Executive Officer.

     At the Effective Time, by virtue of the Merger and without any action on the part of the BHI, BII or the BII Shareholders, the shares of capital stock of each of BII and the BHI were converted as follows:

(a) Capital Stock of the BHI. Each issued and outstanding share of the BHI's capital stock continued to be issued and outstanding and was converted into one share of validly issued, fully paid, and non-assessable common stock of the surviving company. Each stock certificate of the BHI evidencing ownership of any such shares continued to evidence ownership of such shares of capital stock of the Surviving Company.

     (b) Conversion of BII Shares. Each BII Share that was issued and outstanding at the Effective Time was automatically cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in the Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of BII Shares outstanding immediately prior to Closing. All such BII Shares, so converted, were no longer outstanding and were automatically cancelled and retired and ceased to exist, and each holder of a certificate representing any such shares ceased to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefore upon the surrender of such certificate in accordance with the Agreement.

     (c) Within thirty (30) days from the Closing Date, Stratabid was required to sell its business operations, as they exist immediately prior to the Closing, to Derek Wasson, former president. In consideration of the sale, Mr. Wasson returned 750,000 Common Shares to Stratabid for cancellation. In addition, Mr. Wasson forgave all indebtedness owed by Stratabid to Mr. Wasson. Other than indebtedness of BII, Stratabid had no indebtedness or other liability of any kind or nature after the sale of the business to Mr. Wasson, save and except for liabilities incurred in connection with the Merger.

14. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the People's Republican of China. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in China and by the general state of China' economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.



15.  RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the period ended March 31, 2005 presentation.

                             Bodisen Biotech, Inc.

                              Financial Statements

                           December 31, 2004 and 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
-------------------------------------------------------

To the Board of Directors and Stockholders
Bodisen Biotech, Inc.

We have audited the accompanying consolidated balance sheet of Bodisen Biotech, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2004 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bodisen Biotech, Inc. and subsidiaries as of December 31, 2004, and the results of its consolidated operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.


/S/ KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
March 1, 2005

BODISEN BIOTECH, INC.
(Formerly Stratabid.com, Inc.)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004

ASSETS
------
CURRENT ASSETS:
         Cash & cash equivalents                                                            $             2,121,811
         Accounts receivable, net                                                                         4,988,984
         Advances to Suppliers                                                                              755,210
         Inventory                                                                                          767,344
         Loan receivable                                                                                    968,000
                                                                                            --------------------------
                           Total current asset                                                            9,601,349

PROPERTY AND EQUIPMENT, net                                                                               1,353,598

CAPITAL WORK IN PROGRESS                                                                                  1,596,405

INTANGIBLE ASSETS, net                                                                                    2,199,639

OTHER ASSETS                                                                                                 48,736
                                                                                            --------------------------
TOTAL ASSETS                                                                                $            14,799,727
                                                                                            ==========================
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
         Accounts payable                                                                   $               112,344
         Accrued expenses                                                                                   264,502
         Short term loans                                                                                   980,100
                                                                                            --------------------------
                           Total current liabilities                                                      1,356,946

STOCKHOLDERS' EQUITY
         Preferred stock, $0.0001 per share; authorized 5,000,000 shares;
               none issued                                                                                        -
         Common  stock,  $0.0001  per  share;  authorized  30,000,000  shares;
              issued and outstanding 15,268,000 shares                                                        1,527
         Additional paid in capital                                                                       5,991,823
         Accumulated other comprehensive gain                                                                68,855
         Statutory reserve                                                                                1,017,905
         Retained earnings                                                                                6,362,671
                                                                                            --------------------------
                           Total stockholders' equity                                                    13,442,781
                                                                                            --------------------------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                                                   $            14,799,727
                                                                                            ==========================

The accompanying notes are an integral part of these condensed consolidated financial statements.

BODISEN BIOTECH, INC.
(Formerly Stratabid.com, Inc.)
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                     2004                  2003
                                                                            --------------------- --------------------
Net revenue                                                                 $      16,225,896            9,783,784

Cost of revenue                                                                     9,653,965            6,706,082
                                                                            --------------------- --------------------
Gross profit                                                                        6,571,931            3,077,702

Operating expenses
         Selling expenses                                                             615,549              573,807
         General and administrative expenses                                          907,801              630,401
                                                                            --------------------- --------------------
              Total operating expenses                                              1,523,350            1,204,207
                                                                            --------------------- --------------------
Income from operations                                                              5,048,581            1,873,495

Non-operating Income (expense):
         Other income (expense)                                                         7,623                    -
         Interest income                                                               45,338              138,225
         Interest expense                                                             (74,139)             (41,359)
                                                                            --------------------- --------------------
              Total non-operating income (expense)                                    (21,178)              96,866
                                                                            --------------------- --------------------

Net Income                                                                          5,027,403            1,970,361

OTHER COMPREHENSIVE INCOME (LOSS)
         Foreign currency translation gain                                             68,855                    -
                                                                            --------------------- --------------------

COMPREHENSIVE INCOME                                                        $       5,096,258     $      1,970,361
                                                                            ===================== ====================

Basic weighted average shares outstanding                                          15,268,000           15,268,000
                                                                            ===================== ====================

Basic earnings per share                                                    $            0.33     $           0.13
                                                                            ===================== ====================

Diluted weighted average shares outstanding                                        15,328,356           15,268,000
                                                                            ===================== ====================

Diluted earnings per share                                                  $            0.33     $           0.13
                                                                            ===================== ====================

The accompanying notes are an integral part of these condensed consolidated financial statements.

BODISEN BIOTECH, INC
(Formerly Stratabid.com, Inc.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                        Common Stock                      Accumulated
                                                             Additional   Other                      Retained     Total
                                  Number of                  paid in      Comprehensive  Statutory   earnings     stockholders'
                                  shares       Amount        capital      Gain           reserve     (deficit)    equity
                                  ------------ ------------- ------------ ------------- ----------- ------------- ----------------
Balance, January 1, 2003                1,500       $     1  $ 6,014,399   $      -     $   66,758     $ 316,054   $     6,397,212

Recapitalization on
reverse acquisition                15,266,500         1,526      (22,576)         -              -             -           (21,050)

                                  ------------ ------------- ------------ ------------- ----------- ------------- ----------------
Balance after
recapitalization                   15,268,000         1,527     5,991,823         -         66,758       316,054         6,376,162

Net income for the year
ended December 31, 2003                     -             -             -                        -     1,970,361         1,970,361

Allocation to statutory
reserve                                     -             -             -                  197,036      (197,036)                -

                                  ------------ ------------- ------------ ------------- ----------- ------------- ----------------
Balance, December 31, 2003         15,268,000         1,527     5,991,823         -        263,794     2,089,379         8,346,523

Foreign currency translation
adjustments                                 -             -             -    68,855              -             -            68,855

Net income for the year ended
December 31, 2004                           -             -             -         -              -     5,027,403         5,027,403

Allocation to statutory reserve             -             -             -         -        754,110      (754,110)                -

                                  ------------ ------------- ------------ ------------- ----------- ------------- ----------------
Balance, December 31, 2004         15,268,000  $      1,527  $  5,991,823  $  68,855    $1,017,905    $6,362,671   $    13,442,781
                                  ============ ============= ============ ============= =========== ============= ================

The accompanying notes are an integral part of these condensed consolidated financial statements.

BODISEN BIOTECH, INC.
(Formerly Stratabid.com, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                              2004              2003
                                                                                        ----------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
         Net Income                                                                     $    5,027,403    $    1,970,361
         Adjustments  to  reconcile  net income to net cash  provided by operating activities:
                  Depreciation and amortization                                                302,803           247,958
                  (Increase)/decrease in current assets
                             Accounts receivable                                            (3,166,143)          249,086
                             Advances to suppliers                                           1,178,306          (270,645)
                             Inventory                                                          51,612            81,538
                             Other assets                                                      (48,736)                -
                  Increase/(decrease) in current liabilities:
                             Accounts payable                                               (1,521,819)          535,186
                             Unearned revenue                                                  (15,888)         (586,087)
                             Other payables                                                    (35,350)          (67,122)
                             Accrued expenses                                                  196,031            75,753
                                                                                        ----------------- ---------------
         Net cash provided by operating activities                                           1,968,219         2,236,028
                                                                                        ----------------- ---------------

Effect of exchange rate on cash                                                                 68,855

CASH FLOWS FROM INVESTING ACTIVITIES
                  Payment on loan receivable                                                  (968,000)                -
                  Acquisition of property & equipment                                         (435,814)         (133,653)
                  Additions to intangible assets                                                     -        (1,470,307)
                  Additions to work in progress                                             (1,374,322)           (4,877)
                                                                                        ----------------- ---------------
         Net cash used in investing activities                                              (2,778,136)       (1,608,837)
                                                                                        ----------------- ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
                  Proceeds from (payments on) loan                                            (111,900)        1,080,000
                  Issuance of subsidiary stock                                                       -         1,214,400
                  Dividend paid                                                                      -          (180,000)
                                                                                        ----------------- ---------------
         Net cash provided by (used in) financing activities                                  (111,900)        2,114,400
                                                                                        ----------------- ---------------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                            (852,962)        2,741,591

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                                   2,974,773           233,182
                                                                                        ----------------- ---------------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                                 $    2,121,811    $    2,974,773
                                                                                        ================= ===============

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to the Consolidated Financial Statements

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Yang Ling Bodisen Biology Science and Technology Development Company Limited ("BBST") was founded in the People's Republic of China on August 31, 2001. BBST, located in Yang Ling Agricultural High-Tech Industries Demonstration Zone, is primarily engaged in developing, manufacturing and selling pesticides and compound organic fertilizers in the People's Republic of China. Bodisen International, Inc. ("BII") is a Delaware Corporation, incorporated on November 19, 2003. BII was a non-operative holding company of BBST. On December 15, 2003, BII entered in to an agreement with all the shareholders of BBST to exchange all of the outstanding stock of BII for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST own 1500 shares of common stock of BII, which represent 100% of BII's issued and outstanding shares. For U.S. Federal income tax purpose, the transaction is intended to be qualified as a tax-free transaction under section 351 of the Internal Revenue Code of 1986, as amended.

     The exchange of shares with BBST has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the BBST obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of BBST, with BBST being treated as the continuing entity. The historical financial statements presented are those of BBST. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.


     On February 24, 2004, BII consummated a merger agreement with Stratabid.com, Inc. ("Stratabid"), a Delaware corporation, to exchange 12,000,000 shares of Stratabid to the shareholders of BII, in which BII merged into Bodisen Holdings, Inc. (BHI), an acquisition subsidiary of Stratabid, with BHI being the surviving entity. As a part of the merger, Stratabid cancelled 3,000,000 shares of its issued and outstanding stock owned by its former president and declared a stock dividend of three shares on each share of its common stock outstanding for all stockholders on record as of February 27, 2004.

     Stratabid was incorporated in the State of Delaware on January 14, 2000 and before the merger, was a start-up stage Internet based commercial mortgage origination business based in Vancouver, BC, Canada.

     The exchange of shares with Stratabid has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of BII obtained control of Stratabid. On March 1, 2004, Stratabid was renamed Bodisen Biotech, Inc. (the "Company"). Accordingly, the merger of the two companies has been recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 9 to 12 months. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $185,301 as at December 31, 2004.

Advances to Suppliers

     The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. The advances to suppliers amounted to $755,210 at December 31, 2004.

Inventories

     Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Loan Receivable

     On December 8, 2004, the Company entered in to an agreement to loan $968,000 to an unrelated party. The loan is unsecured, payable by December 7, 2005 and carries an interest rate of 8.7% per annum.

Property & Equipment & Capital Work in Progress

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

     On  December  31,  2004,   the  Company  has  "Capital  Work  in  Progress"
representing the construction in progress of the Company's manufacturing plant amounting $1,596,405.

Long-lived Assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS
144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004 there were no significant impairments of its long-lived assets.

Intangible Assets

     Intangible assets consist of Rights to use land and Fertilizers proprietary technology rights. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Fair Value of Financial Instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising Costs

     The  Company   expenses  the  cost  of   advertising  as  incurred  or,  as
appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2004 and 2003 were insignificant.

Stock-based Compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No. 123.

Income Taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company had been approved by the local tax bureau and the Yang Ling Agricultural High-Tech Industries Demonstration Zone. The Company is exempted from income tax through December 31, 2004.

Foreign Currency Transactions and Comprehensive Income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. Translation gains of $68,855 at December 31, 2004 are classified as an item of other comprehensive income in the stockholders' equity section of the consolidated balance sheet. During the year ended December 31, 2004, comprehensive income in the consolidated statements of operation included translation gains of $68,855. The Company had insignificant translation gain in the year ended December 31, 2003.

Basic and Diluted Net Loss Per Share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No. 15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows:

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Recent Pronouncements

     In November 2004, the FASB has issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). The amendments made by FAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

     The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FAS No. 151 will be applied prospectively. The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

     In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2005. The Company is in process of evaluating the impact of this pronouncements on its consolidated financial position, results of operations or cash flows.

     In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

     In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

3.   PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BII and its wholly owned subsidiary, BBST. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of BII on February 24, 2004, has been accounted for as a purchase and treated as a reverse acquisition (note
1). The historical results for the year ended December 31, 2004 include both the Company (from the acquisition date) and BII and BBST (for full year) while the historical results for the year ended December 31, 2003 includes only BBST and BII.

4.   INTANGIBLE ASSETS

         Net intangible assets at December 31, 2004 were as follows:

              Rights to use land                          $   1,666,920
              Fertilizers proprietary technology rights
                                                                968,000
                                                          ---------------
                                                              2,634,920
              Less Accumulated amortization                    (435,281)
                                                          ---------------
                                                          $   2,199,639
                                                          ===============

The Company's office and manufacturing site is located in Yang Ling Agricultural High-Tech Industries Demonstration Zone in the province of Shaanxi, People's Republic of China. The Company leases land per a real estate contract with the government of People's Republic of China for a period from November 2001 through November 2051. Per the People's Republic of China's governmental regulations, the Government owns all land.

     During July 2003, the Company leased another parcel of land per a real estate contract with the government of the People's Republic of China for a period from July 2003 through June 2053.

     The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years. The "Rights to use land" is being amortized over 50 years period.

     The Company acquired Fluid and Compound Fertilizers proprietary technology rights with a life ending December 31, 2011. The Company is amortizing Fertilizers proprietary technology rights over a period of ten years.

     Amortization expense for the Company's intangible assets for the year ended December 31, 2004 and 2003 amounted to $130,181 and $109,401, respectively.

     Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be: 2005-$130,000, 2006-$130,000, 2007-$130,000,
2008-$130,000 and 2009-$130,000.

5.   SHORT TERM LOANS

     Short term loans consisted of the following at December 31, 2004:


       Note payable to bank,  interest rate;  6.51% per annum,
       payable quarterly,  maturity date; 5/30/05,  secured by
       assets of the Company.                                     $      544,500

       Note payable to bank,  interest rate;  6.05% per annum,
       payable quarterly,  maturity date; 10/28/05, secured by
       assets of the Company.                                            423,500

       Short  term  support  loan from the  Shanxi  Technology
       Bureau  of  the  Government  of  People's  Republic  of
       China,   interest  free;   secured  by  assets  of  the
       Company, due on demand.                                            12,100
                                                                  --------------
                                                                  $      980,100
                                                                  ==============

6.   SHAREHOLDERS' EQUITY

     On February 24, 2004, BII entered into a merger agreement with Stratabid.com, Inc. (Stratabid) to exchange 12,000,000 shares of Stratabid to the shareholders of BII (note 14). As a part of the merger, Stratabid cancelled 3,000,000 shares of its issued and outstanding stock owned by a majority shareholder and declared a stock dividend of three shares on each share of its common stock outstanding for all stockholders on record as of February 27, 2004, after the merger agreement. The Company has a total of 15,268,000 shares of common stock outstanding as of December 31, 2004.

7.    STOCK OPTIONS

     In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

     In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

     In 2004 the board of directors approved the creation of the 2004 Stock Option Plan. This plan provides for the grant of incentive stock options to employees, directors and consultants. Options issued under this plan will expire over a maximum term of five years from the date of grant.

     Pursuant to the Stock Option Plan, the Company granted 110,000 stock options to two Directors (55,000 options each) during the year ended December 31, 2004, of which 100,000 stock options was granted on June 4, 2004 and the balance of the 10,000 was granted on Dec. 28, 2004.

     On the first 100,000 stock options granted, 50,000 stock options vested immediately and 50,000 stock options became vested over 8 equal quarterly installments, with the first installment vesting at the end of the second quarter of 2004. The 10,000 stock options granted on Dec. 28, 2004 vested on Dec. 31, 2004.

     The option exercise price was $5 for the first 100,000 stock options which was the same as fair value of the shares at the time of granting of the options. The option exercise price was $5.80 for the second 10,000 stock options which was the same as fair value of the shares at the time of granting of the options.

     Following is a summary of the stock option activity:

                 Outstanding at December 31, 2003
                 Granted                                        110,000
                 Forfeited                                      0
                 Exercised                                      0
                 Outstanding at December 31, 2004               110,000
                                                                =======

     Following is a summary of the status of options outstanding at December 31, 2004:

                        Outstanding Options                  Exercisable Options
                        -------------------                  -------------------
                                      Average
                                      Remaining           Average                     Average
                                      Contractual         Exercise                    Exercise
Exercise Price        Number          Life                Price           Number      Price
--------------        ------          -----------         --------        ------      --------
$ 5.00                100,000         4.42                $ 5.00          68,750      $ 5.00
$ 5.80                10,000          4.99                $ 5.80          10,000      $ 5.80

For  options   granted   during  the  year  ended   December   31,   2004,   the
weighted-average fair value of such options was $1.92.

     The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model are as follows:

First 100,000 stock options granted on June 4, 2004
---------------------------------------------------
Risk-free interest rate                                             4.0%
Expected life of the options                                        5.00 years
Expected volatility                                                 35%
Expected dividend yield                                             0

Second 100,000 stock options granted on December 28, 2004
---------------------------------------------------------
Risk-free interest rate                                             4.0%
Expected life of the options                                        5.00 years
Expected volatility                                                 40%
Expected dividend yield                                             0

     Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the year ended December 31, 2004 as follow ($ in thousands, except per share amounts):

Net Income - as reported                                        $   5,027
Stock-Based   employee   compensation   expense   included  in
reported net income, net of tax                                         -

Total stock-based employee
compensation expense determined
under fair-value-based method for all
rewards, net of tax                                                  (153)
                                                                ----------------
Pro forma net income                                            $   4,874
                                                                ================

Earnings per share:                      Year ended
                                         December 31, 2004
                                         -----------------

Basic, as reported                       $          0.33
Diluted, as reported                     $          0.33
Basic, pro forma                         $          0.32
Diluted, pro forma                       $          0.32

     The Company did not grant any options during year ended December 31, 2003.

8.   SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid $60,231 and $41,359 for interest and $0 for income tax during the year ended December 31, 2004 and 2003, respectively.

9.   EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan $80,761 and $55,813 for the year ended December 31, 2004 and 2003, respectively. The Company has recorded welfare payable of $175,758 at December 31, 2004.

10.  STATUTORY COMMON WELFARE FUND

     As stipulated  by the Company Law of the People's  Republic of China (PRC),
net  income  after  taxation  can  only  be   distributed  as  dividends   after
appropriation has been made for the following:

      (i) Making up cumulative prior years' losses, if any;

     (ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

    (iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

     (iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund in 2004. The amount included in the statutory reserve for the year ended December 31, 2004 amounted to $251,370.

11.  STATUTORY RESERVE

     In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $502,740 and $197,036 as statutory reserve for the year ended December 31, 2004 and 2003, respectively.

12.  FACTORY LOCATION AND LEASE COMMITMENTS

     BBST's principal executive offices are located at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone Yang Ling, Shaanzi province, People's Republic of China. BBST owns two factories, which includes three production lines, an office building, one warehouse, and two research labs and, is located on 10,900 square meters of land. The rent of the office building is $121 a month from May 20, 2004 through May 20, 2005. BBST also leases warehouses in Yang Ling near the site of Bodisen's factories. The rent of the warehouses is $194 a month from January 2005 through May 2005. Total future commitment through June 30, 2005 amounts to $1,573.

     The Company has committed to pay $18,150 to an advertising agency for an advertising campaign, by October 2006.

13.  EARNINGS PER SHARE

     Earnings per share for year ended December 31, 2004 and 2003 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

     The following is an analysis of the differences between basic and diluted earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

                                                 For the year ended
                                                 December 31,
                                                 2003               2004
                                                 ------------------ ------------

Weighted average common shares outstanding       15,268,000         15,268,000

Effect of dilutive securities:
     Stock options                               -                      60,356
                                                 ----------------   ------------
Weighted average common shares
     outstanding and common share equivalents    15,268,000         15,328,356
                                                 ================   ============

14.  MERGER AGREEMENT

     On February 11, 2004, Stratabid entered into an Agreement and Plan of Merger with Bodisen Acquisition Corp., a Delaware corporation ("BAC") wholly-owned by Stratabid, Bodisen International, Inc., a Delaware corporation ("BII") and the shareholders of BII. BII has one 100% wholly-owned subsidiary in Shaanxi, China, Yang Ling Bodisen Biology Science and Technology Development Company Limited ("BBST"). Under the terms of the agreement, BAC acquired 100 percent of BII's stock in exchange for the issuance by Stratabid of three million shares of its common stock to the holders of BII. The new shares constitute approximately 79 percent of the outstanding shares of Stratabid, which changed its name to Bodisen Biotech, Inc. (the "Company"). The Agreement and Plan of Merger was closed on February 24, 2004.

     BII's Chairman of the Board was appointed the Company's Chief Executive Officer.

     At the Effective Time, by virtue of the Merger and without any action on the part of the BAC, BII or the BII Shareholders, the shares of capital stock of each of BII and the BAC were converted as follows:

     (a) Capital Stock of the BAC. Each issued and outstanding share of the BAC's capital stock continued to be issued and outstanding and was converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company (Bodisen Holdings, Inc.). Each stock certificate of the BAC evidencing ownership of any such shares continued to evidence ownership of such shares of capital stock of the Surviving Company.

     (b) Conversion of BII Shares. Each BII Share that was issued and outstanding at the Effective Time was automatically cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in the Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of BII Shares outstanding immediately prior to Closing. All such BII Shares, so converted, were no longer outstanding and were automatically cancelled and retired and ceased to exist, and each holder of a certificate representing any such shares ceased to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefore upon the surrender of such certificate in accordance with the Agreement.

     (c) Within thirty (30) days from the Closing Date, Stratabid was required to sell its business operations, as they exist immediately prior to the Closing, to Derek Wasson, former president. In consideration of the sale, Mr. Wasson returned 750,000 Common Shares to Stratabid for cancellation. In addition, Mr. Wasson forgave all indebtedness owed by Stratabid to Mr. Wasson. Other than indebtedness of BII, Stratabid had no indebtedness or other liability of any kind or nature after the sale of the business to Mr. Wasson, save and except for liabilities incurred in connection with the Merger.

15.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     Four vendors provided 70% of the Company's raw materials for the year ended December 31, 2004 and three vendors provided 51% of the Company's raw materials for the year ended December 31, 2003. The payable balance for these parties amounted to $53,098 and $241,078 at December 31, 2004 and 2003, respectively.

     The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

16.  RECLASSIFICATIONS

     Certain prior period amounts have been reclassified to conform to the year ended December 31, 2004 presentation.

                             Bodisen Biotech, Inc.

                              Financial Statements

                           December 31, 2003 and 2002

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Bodisen International, Inc.,

We have audited the accompanying consolidated balance sheets of Bodisen International Inc, and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bodisen International Inc, and subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.





/s/ Kabani & Company, Inc.
--------------------------
Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
February 5, 2004

                    BODISEN INTERNATIONAL INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002





                ASSETS

                                                                             2003                  2002
                                                                        -------------         -------------
          CURRENT ASSETS:
               Cash & cash equivalents                                  $   2,974,773         $     233,182
               Accounts receivable, net                                     1,822,841             2,071,927
               Advances to Suppliers                                        1,933,516             1,662,872
               Inventory                                                      715,732               797,270
                                                                        -------------         -------------
                           Total current assets                             7,446,862             4,765,250

          PROPERTY AND EQUIPMENT, net                                       1,220,587             1,225,490

          CAPITAL WORK IN PROGRESS                                            222,083               217,206

          INTANGIBLE ASSETS, net                                            2,310,148               949,242

                                                                        -------------         -------------
                                                                        $  11,199,680         $   7,157,188
                                                                        =============         =============



                           LIABILITIES AND STOCKHOLDERS' EQUITY

          CURRENT LIABILITIES:
               Accounts payable                                         $   1,634,163         $   1,098,978
               Accrued expenses                                                75,755                     -
               Unearned revenue                                                15,888               601,975
               Short term loan                                              1,092,000                12,000
               Dividend payable                                                     -               180,000
               Other payables                                                  14,300                81,423
                                                                        -------------         -------------
                           Total current liabilities                        2,832,106             1,974,376

          STOCKHOLDERS' EQUITY
               Common stock, $0.12 per share; authorized shares
               80,000,000;
                issued and outstanding 40,000,000 shares                            1                     1
               Additional paid in capital                                   6,014,399             4,799,999
               Statutory reserve                                              263,795                66,758
               Retained earnings                                            2,089,379               316,054
                                                                        -------------         -------------
                           Total stockholders' equity                       8,367,574             5,182,813

                                                                        -------------         -------------
                                                                        $  11,199,680         $   7,157,188
                                                                        =============         =============







                    BODISEN INTERNATIONAL INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                                              2003              2002
                                                                          -------------    -------------

          Net revenue                                                     $   9,783,784    $   4,881,350

          Cost of revenue                                                     6,706,082        3,582,176
                                                                          -------------    -------------

          Gross profit                                                        3,077,702        1,299,174

          Operating expenses
                  Selling expenses                                              573,807          235,077
                  General and administrative expenses                           630,401          384,067
                                                                          -------------    -------------
                       Total operating expenses                               1,204,207          619,144

                                                                          -------------    -------------
          Income from operations                                              1,873,495          680,030

          Non-operating Income (expense):
                  Other income                                                   55,507            8,119
                  Interest expense                                               41,359          (20,565
                                                                          -------------    -------------
                       Total non-operating income (expense)                      96,867          (12,446
                                                                          -------------    -------------

          Net income                                                          1,970,361          667,583
                                                                          =============    =============

          Basic and diluted weighted average shares outstanding                   1,500            1,500
                                                                          =============    =============

          Basic and diluted net earning per share                         $    1,313.57    $      445.06
                                                                          =============    =============

                    BODISEN INTERNATIONAL INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                         Common Stock
                                ---------------------------      Additional                         Retained            Total
                                 Number of                       paid in         Statutory         earnings        stockholders'
                                 shares          Amount          capital          reserve         (deficit)            equity
                                ------------- -------------   ---------------  --------------   ---------------   -----------------

Balance, December 31, 2001             1,500  $  4,800,000    $            -   $           -    $     (104,771)   $      4,695,229

Recapitalization on reverse
 acquisition                               -    (4,799,999)        4,799,999               -                 -                   -

                                ------------- -------------   ---------------  --------------   ---------------   -----------------
Balance after recapitalization         1,500             1         4,799,999               -          (104,771)          4,695,229

Net income for the year ended
 December 31, 2002                         -             -                 -               -           667,583             667,583

Allocation to statutory reserve            -             -                 -          66,758           (66,758)                  -

Dividends declared                         -             -                 -               -          (180,000)           (180,000)

                                ------------- -------------   ---------------  --------------   ---------------   -----------------
Balance, December 31, 2002             1,500             1         4,799,999          66,758           316,054           5,182,813

Issuance of subsidiary's stock             -             -         1,214,400               -                 -           1,214,400

Net income for the year ended
 December 31, 2003                         -             -                 -               -         1,970,361           1,970,361

Allocation to statutory reserve            -             -                 -         197,036          (197,036)                  -

                                ------------- -------------   ---------------  --------------   ---------------   -----------------
Balance, December 31, 2003             1,500  $          1    $    6,014,399   $     263,794    $    2,089,379    $      8,367,574
                                ============= =============   ===============  ==============   ===============   =================

                    BODISEN INTERNATIONAL INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                                    2003            2002
                                                                                              --------------  -------------
          CASH FLOWS FROM OPERATING ACTIVITIES:
                   Net Income                                                                 $   1,970,361   $    667,583
                   Adjustments to reconcile net income to net cash
                   provided in operating activities:
                             Depreciation and amortization                                          247,958        161,587
                             (Increase) / decrease in current assets:
                                       Accounts receivable                                          249,086        288,218
                                       Advances to suppliers                                       (270,645)      (893,393)
                                       Inventory                                                     81,538        300,312
                             Increase / (decrease) in current liabilities:
                                       Accounts payable                                             535,186        (38,379)
                                       Unearned revenue                                            (586,087)       589,812
                                       Other payables                                               (67,122)         3,423
                                       Accrued expenses                                              75,754       (142,140)
                                                                                              --------------  -------------
                   Net cash provided by operating activities                                      2,236,028        937,023
                                                                                              --------------  -------------

          CASH FLOWS FROM INVESTING ACTIVITIES
                             Acquisition of property & equipment                                   (133,653)      (600,666)
                             Acquisition of rights to use land                                   (1,470,307)             -
                             Capital work in process                                                 (4,877)      (217,206)
                                                                                              --------------  -------------
                   Net cash used in investing activities                                         (1,608,837)      (817,872)
                                                                                              --------------  -------------

          CASH FLOWS FROM FINANCING ACTIVITIES:
                             Payments on loan from officers/shareholders                                  -       (217,338)
                             Proceeds from loan                                                   1,080,000         12,000
                             Issuance of stock by subsidiary                                      1,214,400              -
                             Dividend paid                                                         (180,000)             -
                                                                                              --------------  -------------
                   Net cash provided by (used in) financing activities                            2,114,400       (205,338)
                                                                                              --------------  -------------

          NET INCREASE/(DECREASE) IN CASH & CASH EQUIVALENTS                                      2,741,591        (86,187)

          CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                                233,182        319,369
                                                                                              --------------  -------------

          CASH & CASH EQUIVALENTS, ENDING BALANCE                                             $   2,974,773   $    233,182
                                                                                              ==============  =============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Bodisen International, Inc. (the "Company") is a Delaware Corporation, incorporated on November 19, 2003. The Company is authorized to issue of 50,000,000 shares of common stock of $.001 par value and 10,000,000 shares of preferred stock of $.001 par value. The Company is a non-operative holding company of Yang Ling Bodisen Biology Science and Technology Development Company Limited ("BBST"). BBST was founded in the People's Republic of China on August 31, 2001. BBST, located in Yang Ling Agricultural High-Tech Industries Demonstration Zone, is primarily engaged in developing, manufacturing and selling pesticides and compound organic fertilizers in the People's Republic of China.

     On December 15, 2003, the Company entered in to an agreement with all the shareholders of BBST to exchange all of the outstanding stock of the Company for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST own 1500 shares of common stock of the Company, which represent 100% of the Company's issued and outstanding shares. For U.S. Federal income tax purpose, the transaction is intended to be qualified as a tax-free transaction under section 351 of the Internal Revenue Code of 1986, as amended.

     The exchange of shares with BBST has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the BBST obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of BBST, with BBST being treated as the continuing entity. The historical financial statements presented are those of BBST. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

     2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BBST. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of BBST on December 15, 2003, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2003 include both the Company (from the acquisition date) and BBST (for full year) while the historical results for the year ended December 31, 2002 includes only BBST.

     Cash and cash equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Accounts Receivable

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $64,080 as at December 31, 2003 and 2002.

     Advances to suppliers

     The Company advances to certain vendors for purchase of its material. The advances to suppliers amounted to $1,933,516 and $1,662,872 at December 31, 2003 and 2002.

     Inventories

     Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower.

     Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:
     30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

     Long-lived assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2003 and 2002, there were no significant impairments of its long-lived assets.

     Intangible Assets

     Intangible assets consist of Rights to use land and Fertilizers proprietary technology rights. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

     Unearned revenue

     Unearned revenue represents amounts received from the customers against future sales of goods since the Company recognizes revenue on the shipment of goods (see revenue recognition policy).

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Revenue Recognition


     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     Advertising Costs

     The  Company   expenses  the  cost  of   advertising  as  incurred  or,  as
     appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2003 and 2002 were insignificant.

     Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2003, the Company has not granted any stock options.

     Income Taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     taxes  are  recognized  for  the  tax   consequences  in  future  years  of
     differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for BBST has been approved by the local tax bureau and the Management Regulation of Yang Ling Agricultural High-Tech Industries Demonstration Zone. BBST is exempted from income tax in its first two years of operations.

     Foreign currency transactions and comprehensive income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of BBST is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the year ended December 31, 2003 and 2002.

     Basic and diluted net loss per share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Statement of Cash Flows:

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

     Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     Recent Pronouncements

     In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 did not have a material effect on the earnings or financial position of the Company.

     In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 did not have a material effect on the earnings or financial position of the Company.

     In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 did not have a material effect on the earnings or financial position of the Company.

     In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement did not have a material effect on the earnings or financial position of the Company.

     In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Company does not expect the adoption of SFAS No. 148 would have a material impact on its financial position or results of operations or cash flows.

     On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative
     Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

     On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

     3.   INVENTORIES

     Inventories at December 31, 2003 and 2002 were as follows:

                                                 2003               2002
                                             --------------     -------------

   Raw and packing materials                 $     450,967      $    269,353
   Finished goods                                  429,487           678,742
                                                   880,454           948,095
   Less allowance for obsolescence                (164,722)         (150,825)

                                             --------------     -------------
   Total                                     $     715,732      $    797,270
                                             ==============     =============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     4. PROPERTY AND EQUIPMENT

     Net property and equipment at December 31, 2003 and 2002 were as follows:


                                                     2003               2002
                                                --------------     -------------

        Building                                $     946,888      $    942,480
        Machinery                                     328,280           233,000
        Furniture and office equipment                 21,265            16,828
        Vehicles                                      147,651           118,122
                                                --------------     -------------
                                                    1,444,084         1,310,430
        Less Accumulated depreciation                (223,497)          (84,940)

                                                --------------     -------------
                                                $   1,220,587      $  1,225,490
                                                ==============     =============

     Depreciation expense for the years ended December 31, 2003 and December 31, 2002 was $ 138,557 and $50,000.

     The Company depreciated its production related assets at a rate double than the straight line rate due to its excessive usage in the year ended
     December 31, 2003. This factor contributed towards the increase in depreciation by $61,919. The change in estimate resulted in decrease in net income by $61,919 or $41.27 per share for the year ended December 31, 2003.

     5. INTANGIBLE ASSETS

     Net intangible assets at December 31, 2003 and 2002 were as follows:

                                                     2003              2002
                                                ---------------     ------------

   Rights to use land                           $    1,655,248      $   184,941
   Fertilizers proprietary technology rights           960,000          960,000
                                                ---------------     ------------
                                                     2,615,248        1,144,941
   Less Accumulated amortization                      (305,100)        (195,699)
                                                ---------------     ------------
                                                $    2,310,148      $   949,242
                                                ===============     ============

     The Company's office and manufacturing site is located in Yang Ling Agricultural High-Tech Industries Demonstration Zone in the province of Shanxi, People's Republic of China. The Company leases land per a real estate contract with the government of People's Republic of China for a period from November 2001 through November 2051. Per the People's Republic of China's governmental regulations, the Government owns all land.

     During July 2003, the Company leased another parcel of land per a real estate contract with the government of the People's Republic of China for a period from July 2003 through June 2053.

     The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years. The amortization expense of "Rights to use land" for the year ended December 31, 2003 and 2002 amounted to $13,401 and $3,699 respectively. The accumulated amortization as at December 31, 2003 was $17,100.

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     The Company acquired Fluid and Compound Fertilizers proprietary technology rights with a life ending December 31, 2011. The Company is amortizing Fertilizers proprietary technology rights over a period of ten years. The amortization expense of "Fertilizers proprietary technology rights" for the years ended December 31, 2003 and 2002 amounted to $96,000 and $96,000. The Accumulated amortization as on December 31, 2003 and 2002 amounted to $288,000 and $192,000.

     Amortization expense for the Company's current amortizable intangible assets over the next five fiscal years is estimated to be: 2004-$130,000, 2005-$130,000, 2006-$130,000, 2007-$130,000 and 2008-$130,000.

     6. DIVIDEND PAYABLE

     The Shareholders of the company in their meeting dated May 9, 2003 approved a dividend of $180,000 for the year ended December 31, 2002.

     7. SHORT TERM LOAN

     Short term loans consisted of the following at December 31, 2003 and 2002:

                                                                      2003             2002
                                                                 --------------   -------------

    Note payable to bank,  interest rate;  6.84% per annum,       $    480,000    $           -
    payable quarterly,  original note;  $480,000,  maturity
    date; 1/27/04, secured by assets of the Company.

    Note payable to bank,  interest rate;  6.84% per annum,            600,000                -
    payable quarterly,  original note;  $600,000,  maturity
    date; 9/28/04, secured by assets of the Company.

    Short  term  support  loan from the  Shanxi  Technology             12,000           12,000
    Bureau  of  the  Government  of  People's  Republic  of
    China, interest free; secured by assets of the Company

                                                                 --------------   -------------
                                                                 $   1,092,000    $      12.000
                                                                 ==============   =============


     8. SHAREHOLDERS' EQUITY

     On December 15, 2003, the Company entered in to an agreement to exchange 1500 shares of its common stock for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST own 1500 shares of common stock of the Company, which represent 100% of the Company's issued and outstanding shares.

     From its inception  through its  acquisition on December 15, 2003 (see note
     1), BBST had issued 49,200,000 shares of its common stock for $6,014,400 including issuance of 9,200,000 shares to various parties for $1,214,400 in the year ended December 31, 2003.

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     9. RELATED PARTY TRANSACTIONS

     A loan of $217,338 from various shareholders of the Company outstanding as at December 31, 2001 was fully repaid during the year ended December 31, 2002 along with an interest expense of $20,249.

     10. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid interest of $41,359 and $20,249 during the year ended December 31, 2003 and 2002. The Company did not pay income tax during the years ended December 31, 2003 and 2002.

     11. EMPLOYEE WELFARE PLAN

     The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries. The total expense for the above plan amounted to $55,813 and $21,000 for the years ended December 31, 2003 and 2002.

     12. STATUTORY RESERVE

     In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $197,036 and $66,758, as statutory reserve on December 31, 2003 and 2002.

                                     PART V


            UNAUDITED PRO FORMA STATEMENT OF NET ASSETS OF THE GROUP

Set out below is an unaudited pro forma statement of consolidated net assets of the Group, which has been prepared for the purpose of illustrating the effects of the Placing as if it had taken place on 31 March 2005. This statement has been prepared on the basis set out in the notes below for illustrative purposes only and, because of its nature, cannot give a true picture of the financial position of the Group.


                                                                          Per Part IV  Adjustments    Pro forma
                                                                           (note 1)      (note 2)       $'000
                                                                             $'000        $'000
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                        2,793        17,781       20,574
Accounts receivable, net                                                         7,882             -        7,882
Advances to suppliers                                                              600             -          600
Inventory                                                                          968             -          968
Other assets                                                                       600             -          600
                                                                              ---------     ---------    ---------
Total current assets                                                            12,843        17,781       30,624

PROPERTY & EQUIPMENT, Net of accumulated depreciation                            3,385             -        3,385

Capital work in progress                                                           411             -          411

INTANGIBLE ASSETS, Net of accumulated amortization                               2,167             -        2,167
                                                                              ---------     ---------    ---------
TOTAL ASSETS                                                                    18,806        17,781       36,687
                                                                              ---------     ---------    ---------
LIABILITIES

CURRENT LIABILITIES
Accounts payable                                                                  (287)            -         (287)
Accrued expenses                                                                  (280)            -         (280)
Short term loans                                                                  (968)            -         (968)
Convertible debenture, net discount due to beneficial
  conversion                                                                    (2,543)        2,543            -
                                                                              ---------     ---------    ---------
Total current liabilities                                                       (4,077)        2,543       (1,534)

LONG TERM LIABILITIES
Long term loans                                                                    (12)            -          (12)
                                                                              ---------     ---------    ---------
TOTAL LIABILITIES                                                               (4,089)        2,543       (1,546)
                                                                              ---------     ---------    ---------
NET ASSETS                                                                      14,717        20,324       35,041
                                                                              ---------     ---------    ---------

Notes

     (1) The net assets of the Group as at 31 March 2005 have been extracted without material adjustment from the financial statements in Part IV of this document.

     (2) The net proceeds of the Placing are based on the gross proceeds of (pound)10 million without taking into account the expenses payable by the Company for the Placing. The convertible debenture is assumed to convert as a result of the Placing.

     (3) Assumes a conversion rate of 1.7781 US Dollars to 1 British Pound, as per the Wall Street Journal Wednesday, August 3, 2005.

                                     PART VI


                             ADDITIONAL INFORMATION



1.        Responsibility Statement                             Annex I, 1.1, 1.2


The Directors, whose names appear on page 23 of this document, accept responsibility for all the information in this document including individual and collective responsibility for compliance with the AIM Rules. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.        Incorporation and principal activities                 Annex I, 5.1, 7


(a) The Company was incorporated in the State of Delaware, United States, on January 14, 2000, with number 0001178552 under the name Stratabid.com, Inc. On February 24, 2004, Bodisen Holdings, Inc., a wholly-owned subsidiary of Stratabid.com, Inc., merged with Bodisen International, Inc, the parent of Yang Ling. The Company's and its principal office is at North Part of Xinquia Road, Yang Ling AG, High-Tech Industries Demonstration Zone, Yang Ling, China 712100. On 1 March 2004 the Company changed its name to Bodisen Biotech, Inc.


(b) The registered office of the Company is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 Telephone number: (302) 658-7581.


(c)       The liability of the members of the Company is limited.


(d) The main activity of the Company is to act as a holding company for Bodisen Holdings Inc. and Yang Ling Bodisen Biology Science and Technology Development Company Limited.

(e) The principal legislation under which the Company operates is the law of the State of Delaware, United States. Yang Ling, the operating company, operates under the law of the People's Republic of China.


(f) The Company has three subsidiaries. The first is registered in the United States under the name Bodisen Holdings Inc., and is wholly owned by the Company. The second is registered in The People's Republic of China under the name Yang Ling Bodisen Agricultural

          Technology Co. Ltd, and is also wholly owned by the Company. The third is registered in the People's Republic of China under the name Yang Ling Bodisen Biology Science and Technology Development Company Limited (`Yang Ling', the sole operating subsidiary), and is 90% owned by Yang Ling Bodisen Agricultural Technology Co. Ltd. The remaining
          10% is owned by four individuals, all of whom have executed a share trust agreement with Yang Ling Bodisen Agricultural Technology Co. Ltd for that company to hold their shares on trust and thus to hold and manage 100% of the shares of Yang Ling.

3.       Share Capital                                              Annex III, 4

(a) The Company's authorized capital stock consists of 30,000,000 shares of common stock, $.0001 par value, and 5,000,000 shares of preferred stock, $.0001 par value. As of 15 June, 2005, there were 15,289,259 shares of common stock outstanding and no preferred stock outstanding.


(b) The authorised and issued share capital of the Company at the end of the date of this document is as follows:


                                 Authorised          Issued (fully paid)

                                   Number            Number


Common Stock of $0.0001          30,000,000        As of 15 June 2005 the number
                                                   of outstanding shares was
                                                   15,289,259.


Preferred Stock of $0.0001       5,000,000                  0


(c) Immediately following Admission, the authorised and issued share capital of the Company will be as follows:


                 Authorised Number                       Issued (fully
                                                         paid) Number
                                     (pound)                           (pound)


Common Stock             o               o               o                o


Preferred Stock          o               o               o                o

(d) The by-laws of the Company do not impose any conditions governing changes in share capital which are more stringent than is required by law.


(e) The Placing Shares will rank equally in all respects with the Existing Common Stock, including the right to receive all dividends and other distributions declared, made or paid after Admission in respect of the Company's ordinary share capital.


(f) Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to the Company's stockholders. Cumulative voting is not allowed; therefore, the holders of a majority of the outstanding (or issued) common stock can elect all directors.

(g) Holders of common stock are entitled to receive such dividends as may be declared by the Board out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of its assets after payment of liabilities. The Company's board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

(h) Holders of common stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

(i)       To change the rights of  stockholders,  as set forth in the  Company's
          Certificate   of   Incorporation,   the  approval  of  the   Company's
          stockholders is required.

(j) The Company's Certificate of Incorporation and the laws of the State of Delaware provide that the board of directors has the authority to divide the preferred stock into series and to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. The relative rights and privileges of holders of common stock may be adversely affected by the rights of holders of any series of preferred stock which Bodisen may issue and designate in the future.


(k) The by-laws provide that the Company may restrict either the transfer, or the allotment or issue, of shares by giving the directors the discretion to provide any stockholder the "first right of refusal to purchase" provided, however, that such restriction is legended on the stock certificate.


(l) The common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "BBOI". The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

         Period                                   Low($)                High($)
         ------                                   ------                -------

         2005
         First Quarter                            5.05                  6.30

         2004
         Fourth Quarter                           5.60                  7.31

         2004
         Third Quarter                            6.10                  8.60

         2004
         Second Quarter                           4.40                  7.62

         2004
         First Quarter (1)                         .25                 13.90

               (1) The Company effected a 4:1 forward split on March 3, 2004.

          As of 8 June, 2005, management believes there to be approximately 476 holders of record of the Company's common stock.

          Bodisen is a legal entity separate and distinct from its operating subsidiary, Yang Ling, which is an indirect wholly-owed subsidiary of Bodisen. Bodisen's revenues (on a parent company only basis) would be derived entirely from dividends paid to Bodisen by Yang Ling. The Chinese government exerts significant influence over the economy of the People's Republic of China, and there may be regulatory restrictions on Yang Ling's ability to make distributions of cash to Bodisen. Further, the right of Bodisen, and consequently the right of creditors and stockholders of Bodisen, to participate in any distribution of the assets or earnings of Yang Ling through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of Yang Ling, except to the extent that claims of Bodisen in its capacity as a creditor may be recognized. The Company has not paid any dividends on its common stock, nor do the Directors currently intend to pay dividends in the future.

4.       Directors

(a) The Directors are listed below, together with their respective positions:

         Wang Qiong                               Chairman
         Chen Bo                                  Executive Director
         David Gatton                             Non-Executive Director
         Patrick McManus                          Non-Executive Director
         Weirui Wan                               Non-Executive Director

          The business address of the Directors is North Part of Xinquia Road, Yang Ling AG, High-Tech Industries Demonstration Zone, Yang Ling, China 712100.

(b) Brief biographical details of each of the Directors are set out at paragraph 13 of Part II of this Admission Document.

(c) The companies and partnerships outside the Bodisen Group of which the Directors are directors or partners or have been at any time during the five years prior to the date of this document are as follows:

--------------------- -----------------------------------  ---------------------
 Name of Director     Current directorships and           Previous directorships
                      partnerships outside the Bodisen    and partnerships
                      Group
--------------------- ----------------------------------- ----------------------
 Wang Qiong           None                                 None


--------------------- ----------------------------------- ----------------------
 Chen Bo              None                                 None


--------------------- ----------------------------------- ----------------------
 David Gatton         Development Initiatives, Inc.; 44th  None
                      & King Drive Partnership; Harbor
                      Meadows Apts Lmtd Partnership ;

                      Harbin Electric, Inc.;

                      IMT Development Corporation
--------------------- ----------------------------------- ----------------------
 Patrick McManus      Harbin Electric, Inc.                None


--------------------- ----------------------------------- ----------------------
 Weirui Wan           Advisory Bd of Yang Ling             None
                      Agricultural Hi-Tech Ind.
                      Demo. Zone
--------------------- ----------------------------------- ----------------------


(d)       As at the date of this document no Director:


          (1)  has any unspent convictions in relation to indictable offences;

          (2) has been bankrupt or entered into any individual or voluntary arrangements;

          (3) was a director with an executive function at any company at the time of or within 12 months preceding any receivership, compulsory liquidation, creditors' voluntary liquidation, administration, company voluntary arrangements or any composition or arrangement with that company's creditors generally or with any class of its creditors;

          (4) has been a partner in a partnership at the time or within 12 months preceding any compulsory liquidation, administration or partnership voluntary arrangement of such partnership;

          (5) has had his assets the subject of any receivership or has been a partner in a partnership at the time of or within 12 months preceding any assets thereof being the subject of a receivership; or

          (6) has been subject to any public criticism by any statutory or regulatory authority (including any designated professional bodies) or has ever been disqualified by a court from acting as a director of a company or from acting in the management or conduct of the affairs of a company.

(e)       Terms of employment / engagement


          Executive Directors' Service Contracts


          The Company has implemented terms and conditions that apply to each employee and officer (including senior executives and executive directors). These terms provide for a 6 day week with 14 days holiday per annum and permit the Company to terminate the employment on 10 days notice. There is strict confidentiality and trade secret provisions. The annual salaries in US$ of the executive directors are:

------------------------------ ---------------------- --------------------------
         Wang Qiong                   Chairman                 $23,220
------------------------------ ---------------------- --------------------------
         Chen Bo                      President                $20,310
------------------------------ ---------------------- --------------------------
          Paid by Yang Ling as salary for their executive role with Yang Ling


          Non-executive Directors' Service Contracts


          The Company does not have any service contracts with its non-executive directors.

(f)       Remuneration


During the fiscal year 2004, Messrs. Gatton and McManus each received $4,500 as a cash fee for 3 months' (May, June, July) service as Directors. On December 28, 2004 they received 5,000 stock options each for five months service as Directors (August through December), which vested on December 31, 2004. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the Company's Stock Option Plan, the Company granted 110,000 stock options to David Gatton and Patrick McManus in 2004, each a director of the Company. Messrs. Gatton and McManus were each granted 50,000 stock options on June 4, 2004. 25,000 vested immediately and the remaining 25,000 vest over 8 equal quarterly instalments; the first such instalment vested at the end of the second quarter of 2004. The option exercise price was $5.00 for the first 100,000 stock options, which was the same as the market price of the shares at the time of granting of the options. The option exercise price was $5.80 for the second 10,000 stock options, which was the same as the market price of the shares at the time of granting of the options.

The aggregate of the remuneration paid and benefits in kind (including pension contributions) granted to the non-executive Directors in their role as directors by the Group during the financial year ended December 31, 2004 was $9,000 plus $1.92 per option granted (for an aggregate payment in kind for options of $211,200). In addition, the executive directors of the Company were paid an aggregate salary of $43,530 by Group companies. The aggregate of the remuneration payable and benefits in kind (including pension contributions) to be granted by the Group to the executive Directors in their role as directors for the financial period ending December 31, 2005 under the arrangements in force at the date of this document is estimated to be nil. The executive directors of the Company will, however, receive an aggregate salary of approximately $43,530 for that period from Group companies for their role as executives of Yang Ling.


The following table contains information concerning the compensation of Bodisen's present and previous chief executive officer for the period 2002 to 2004.

-------------- ------- ---------- --------- ----------------- ------------- ------------ ------------- ---------- -----------------
                                                              Other
Name and                                                      Restricted    Restricted   Securities
Principal                                   Annual            Stock         Stock        underlying    LTIP       All Other
Position       Year    Salary     Bonus     Compensation      Awards ($)    Awards       options       payouts    Compensation
                       ($)        ($)       ($)                                                        ($)        ($)
-------------- ------- ---------- --------- ----------------- ------------- ------------ ------------- ---------- -----------------
Wang Qiong,    2004      23,220   0          23,220           N/A           N/A          N/A           N/A        N/A
CEO            2003       4,400   0           4,400           N/A           N/A          N/A           N/A        N/A
               2002    $ 11,600   0         $11,600           N/A           N/A          N/A           N/A        N/A
-------------- ------- ---------- --------- ----------------- ------------- ------------ ------------- ---------- -----------------
Derek          2004    N/A        N/A       N/A               N/A           N/A          N/A           N/A        N/A
Wasson, CEO    2003    N/A        N/A       N/A               N/A           N/A          N/A           N/A        32,694 (1)
               2002    N/A        N/A       N/A               N/A           N/A          N/A           N/A        19,047 (1)
-------------- ------- ---------- --------- ----------------- ------------- ------------ ------------- ---------- -----------------
          (1)  Represents consulting fees paid.




5.        Interests in Share Capital           AIM Sch 2(h), Annex I, 17.2, 21.1


(a) As at June 30, 2005, being the latest practicable date prior to the publication of this document, the interests of (i) management and (ii) the Directors (and persons connected with them within the meaning of section 346 of the Act) in the share capital of the Company which (a) have been notified to the Company pursuant to sections 324 or 328 of the Act; or (b) are required to be entered in the register maintained pursuant to section 325 of the Act; or (c) are interests of a person connected with a Director (within the meaning of section 346 of the Act) which would, if the connected person were a director of the Company, be required to be disclosed under (a) or (b) above, and the existence of which is known or which could with reasonable diligence be ascertained by that Director, were, and, on the assumptions referred to below, immediately following the Admission are expected to be, as set out below (all interests specified are beneficial unless otherwise stated):

------------------------------ -------------------------------------------- --------------------------------------------
 Name                              As of June 30, 2005                      Number of shares of Common Stock
                                                                            immediately following Admission


------------------------------ -------------------------------------------- --------------------------------------------
                               Number of              % of issued           Number of              % of issued
                               shares of              Share Capital         shares of              Share Capital
                               Common Stock           (1)                   Common Stock


------------------------------ ---------------------- --------------------- ---------------------- ---------------------
 Wang Qiong                    3,748,780              24.52%                [o]                    [o]


------------------------------ ---------------------- --------------------- ---------------------- ---------------------
 Chen Bo                       3,584,096              23.44%                [o]                    [o]


------------------------------ ---------------------- --------------------- ---------------------- ---------------------
 David Gatton                  45,625 (2)              0%                   [o]                    [o]


------------------------------ ---------------------- --------------------- ---------------------- ---------------------
 Patrick McManus               45,625 (2)              0%                   [o]                    [o]


------------------------------ ---------------------- --------------------- ---------------------- ---------------------
 Weirui Wan                    None                   None                  [o]                    [o]


------------------------------ ---------------------- --------------------- ---------------------- ---------------------
Assumes date to be after June 30, 2005. McManus and Gatton reflect options vested but not exercised. Percentage is less than 1%


(1) Based on 15,289,259 shares of common stock currently outstanding.
(2) Reflects stock options vested but unexercised.


In aggregate, the Directors' interests in the Common Stock set out above, all of which are beneficial interests unless otherwise stated, amount to 47.96 per cent of the Company's current issued share capital and [o] per cent. of the Company's enlarged issue share capital immediately following the Placing (assuming that no additional Ordinary Shares are issued pursuant to any of the Company's Share Option Schemes or otherwise).

(b) As at June 30, 2005, being the latest practicable date prior to the publication of this document, the Directors had been granted, and had outstanding, options as follows:

---------------------------------- --------------------- -------------------- --------------------- --------------------
Name                               Number                Date of Grant        Expiry date           Exercise Price
                                                                                                    ((pound))
---------------------------------- --------------------- -------------------- --------------------- --------------------
Wang Qiong                         None                  None                 None                  None


---------------------------------- --------------------- -------------------- --------------------- --------------------
Chen Bo                            None                  None                 None                  None


---------------------------------- --------------------- -------------------- --------------------- --------------------
David Gatton                       50,000                4 June 2004          4 June 2009           US$5.00

                                   5,000                 28 December 2004     28 December 2009      US$5.80
---------------------------------- --------------------- -------------------- --------------------- --------------------
Patrick McManus                    50,000                4 June 2004          4 June 2009           US$5.00

                                   5,000                 28 December 2004     28 December 2009      US$5.80
---------------------------------- --------------------- -------------------- --------------------- --------------------
Weirui Wan                         None                  None                 None                  None

---------------------------------- --------------------- -------------------- --------------------- --------------------

          The exercise dates of share options granted under the Share Option Scheme are explained in paragraph 7 of this Part VI.

(c) Other than the holdings of the Directors set out above, as at June 30, 2005, being the latest practicable date prior to the publication of this document, the Directors were aware of the following persons who, directly or indirectly, are, and, based on the assumptions set out below, immediately following Admission will be interested in 3 per cent. pursuant to Section 199 of the Act (or 5 per cent pursuant to Section 13 of the US Securities Exchange Act of 1934) or more of the issued share capital of the Company.

---------------------------- ----------------------------- -------------------- ------------------- --------------------
Name                         Number of shares of Common    Percentage of        Number of shares    Percentage of
                             Stock as at the date of       issued Share         of Common Stock     issued Share
                             this document                 Capital as at the    immediately         Capital
                                                           date of this         following           immediately
                                                           document             Admission           following Admission
---------------------------- ----------------------------- -------------------- ------------------- --------------------
Amulet Limited                868,750(1)                    4.99%(2)            [o]                 [o]
---------------------------- ----------------------------- -------------------- ------------------- --------------------

(1) assumes the conversion of all of the convertible debenture and exercise of all of the warrants they are entitled to, provided, however, that the

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     number  of shares  which  could be  obtained  pursuant  to the  convertible
     debenture   and  the  warrants  are  subject  to   adjustment   in  certain
     circumstances.

(2) pursuant to the terms of the convertible debenture and warrant agreements, Amulet Limited agreed to limit its right to convert the debenture and exercise the warrants so that it can acquire only up to 4.99% of the Company's outstanding common stock unless Amulet Limited gives 60 days' notice to the Company, in which case, Amulet Limited could acquire up to 9.99% of the Company's outstanding Common Stock (through the conversion of the debentures and exercise of the warrants and open market purchases).

(d) All stockholders, including the Company's major stockholders, have the same voting rights.

(e) Save as disclosed above, the Directors are not aware of any person who is, or who will be immediately following Admission, directly or indirectly interested in 3 per cent. or more of the issued share capital of the Company.

(f) Save as disclosed herein, no Director has, or has had, any interest in any transaction which is or was unusual in its nature or conditions or significant to the business of the Group and which was effected by the Group in the current or immediately preceding financial year or during an earlier financial year and which remains in any respect outstanding or unperformed.

(g) There are no outstanding loans granted by any member of the Group to any Directors, nor were any guarantees provided by any member of the Group for the benefit of any Director.

(h) Save as referred to in this paragraph 5, Part VI, of this document, the Directors are not aware of any person who directly or indirectly, jointly or severally, exercises or could exercise control over the Company.



6.        Certificate of Incorporation and By-Laws                Annex I, 21.2.


          The By-Laws contain, inter alia, provisions to the following effect:

          (i)      Board of Directors
          The Board of Directors shall manage the affairs, property, and business of the Corporation, which shall consist of not less than one and not more than ten directors, who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one (1) year, and shall hold office until their successors are elected and qualify. (ii) Director Compensation Director salaries, if any, shall be fixed by resolution of the Board of Directors. Such compensation may include a fixed sum and expenses of attendance at each regular or special meeting of the Board. Members of any special or standing committees may receive similar compensation for attending meetings.

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          (iii)   Stock Restrictions
          The Board of Directors may restrict any stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Certificate of Incorporation or by statute. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.

          (iv)    Dividends
          Dividends may be declared by the directors and paid out of any funds legally available therefor under the laws of Delaware, as may be deemed advisable from time to time by the Board of Directors of the Corporation.

          (v)     Indemnification
          The Corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Corporation.

          (vi)    Shareholder Meetings

          Annual Meeting
          The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of other business shall be held each year on a date to be determined by the Board of Directors.

          Special Meeting
          Special meetings of the stockholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of ten per cent (10%) or more of all the shares entitled to vote at such meeting, by the giving of notice in writing.

          Notice
          A written notice of the meeting must state the place, if any, date and hour of the meeting, the means of remote communications, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, the notice is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address as it appears on the records of the corporation.

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
7.        The Share Option Scheme[s]                               Annex I, 17.3


(a)       The Share Option Scheme (the "Scheme")


The Company's long term incentives are in the form of stock options granted to directors, executives, employees and consultants under the 2004 Stock Option Plan (the "Plan"). The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to directors, executives and other key employees and consultants upon the creation of incremental stockholder value and attainment of long-term earnings goals. Stock option awards under the Plan produce value to participants only if the price of the Company's stock appreciates, thereby directly linking the interests of the participants with those of the stockholders. No stock options were granted to executive officers in 2004.

The Plan was filed with the SEC on March 31, 2005. The main features of the Plan (which is not approved by the UK Inland Revenue) are summarised below:

     (i)  Eligibility

          Directors, officers, employees or consultants to the Company are eligible to receive the Options. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company subsequent to the first registration of any of the securities of the Company under the Exchange Act will comply with the requirements of Rule 16b-3.

          Incentive Stock Options will only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company.

          Incentive Stock Options will not be granted to any employee if such Grant would, for all Incentive Stock Options granted, result in such employee, for the first time in any one calendar year, holding the right to exercise options in excess of $100,000. If an Incentive Stock Option exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option.

     (ii) Exercise Price

          The exercise price will be determined by the Board, subject to the following limitations:

          (a) Any Incentive Stock Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 424(d) of the US Internal Revenue Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company ("Ten Percent


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
               Holder") shall have an exercise price of no less than 110% of the Fair Market Value of the Stock as of the date of grant; and

          (b) Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant.


(iii)     Performance conditions

          The performance standards are determined by the sole discretion of the Board.

(iv) Issue or transfer of shares on exercise of options No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution of the United States. Notwithstanding anything else in this subsection (h), the Board may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to "Immediate Family" (as defined below), on such terms and conditions as the Board deems appropriate. The Board may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying the manner in which such Nonstatutory Stock Options are transferable. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.


(v)       Scheme Limits

          Subject to adjustments, the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed One Million (1,000,000).

          The Company will not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value, determined as of the date of the Option is granted, in excess of $100,000. If it is determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option will be considered a Nonstatutory Option. To the extent the employee holds two

          (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws will be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(vi)      Adjustments

          In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of Stock
          (i) reserved under the Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding Stock Awards or Restricted Stock Purchase Offers; (b) the Stock prices related to outstanding Grants; and (c) the appropriate Fair Market Value and other price determinations for such Grants. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which
          Section 424(a) of the Code applies, and other Grants by means of substitution of new Grant Agreements for previously issued Grants or an assumption of previously issued Grants.

(vii)     Amendments

          The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Grants, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company. No revision or amendment will (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Grants may be granted, (iii) materially increase the benefits to Participants, or (iv) change the class of persons eligible to receive Grants under the Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option, or Stock Award, or Restricted Stock Purchase Offer outstanding as of the date thereof without the written consent of the Participant thereunder.

(viii)    Benefits non-pensionable

          If Optionee's status as an employee terminates for any reason other than disability or death, then the Optionee's personal representative or the person entitled to succeed to the Option will have the right to

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
          exercise the portions of any of Optionee's Incentive Stock Options which were exercisable as of the date of such termination, in whole or in part, not less than 30 days nor more than three (3) months after such termination (or, in the event of "termination for good cause" or by the terms of the Plan or the Option Agreement or an employment agreement, the Option shall automatically terminate as of the termination of employment as to all shares covered by the Option).

          With respect to Nonstatutory Options granted to employees, directors or consultants, the Board may specify such period for exercise, not less than 30 days (except that in the case of "termination for cause" or removal of a director), the Options will automatically terminate as of the termination of employment or services as to shares covered by the Option, following termination of employment or services as the Board deems reasonable and appropriate. The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment or services. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Company to terminate the employment or services of an Optionee with or without cause.

8.        Material Contracts Annex I, 22

The following contracts, not being contracts entered into in the ordinary course of business, have been entered into by the Company or its subsidiaries within the period of two years immediately preceding the date of this document and are or may be material:


(a) The Placing Agreement and the Nominated Adviser Agreement, details of which are set out at paragraph 16 below.

(b) The Company has an oral agreement with a PRC consultancy firm, Tianjin NYGG Investing Consulting Co. Ltd for the provision of services to assist in improved global brand recognition, fund raising and stock liquidity. The agreement provides for a fixed fee payable quarterly and a success fee on AIM admission. (c) The Company has short term Material Supply Agreements with 19 different suppliers, each on the Company's standard terms and conditions. The Company does not consider any of these to be material. The Company has short term Product Sale Agreements with 157 wholesalers of its product. Again these are each on the Company's standard terms and conditions and none of them are considered material (the largest representing 2% of Company sales by value).

9.        Related Party Transactions Annex I, 19


          The Company has no agreements or transactions with any related party.

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
10.       Working capital Aim Rules Sch 2(b)

The Directors are of the opinion, having made due and careful enquiry and on the basis that the Placing has been completed, that the working capital available to the Group is sufficient for its present requirements, that is for at least the twelve months from the date of Admission.

11.       Litigation Annex I, 20.8

There are no governmental, legal or arbitration proceedings active, pending or threatened against, or being brought by, the Company or any member of the Group which are having or may have a significant effect on the financial position of the Company, nor have there been any such proceedings in the last 12 months.

12.       Property

The Company's principal executive offices are located at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone Yang Ling, Shaanxi province, People's Republic of China, 712100 and the telephone number is 86-29-87074957. The company owns two factories, which include three production lines, an office building, one warehouse, and two research laboratories which are located on 10,900 square meters of land. The rent for the office building is $121 a month from May 20, 2004 through May 20, 2005. The Company also leases a warehouse in Yang Ling near the site of its factories. This warehouse is 300 square meters in area. The rent of the warehouse is $194 a month from January 2005 through May 2005. The Company completed a new 609,840 square foot manufacturing facility on March 15, 2005 and the Directors believe that its owned and leased property is sufficient for its current and immediately foreseeable operating needs.

13.       Taxation of dividends

The following paragraphs are intended as a general guide only for stockholders of the Company who are resident or ordinarily resident individuals or companies in the United Kingdom for tax purposes who hold their common stock as investments and not in the course of a trade and are based on current legislation and Her Majesty's Revenue & Customs. Owners of Common Stock who are in any doubt about their tax position, or who are subject to taxation in a jurisdiction outside of the United Kingdom, should consult their own professional independent advisor immediately.

(a)       Dividends

          (i)  There is no United Kingdom withholding tax on dividends

          (ii) An individual Stockholder who is resident (for tax purposes) in the United Kingdom and who receives a dividend paid by the Company will currently be entitled to receive a tax credit equal to 10 per cent of the combined total of the dividend paid and the tax credit. The individual will be taxed upon the total of the dividend and the related tax credit which will be regarded as the top slice of the individual's income. An individual Stockholder who is liable to tax at the basic rate (currently 22 per cent) will pay tax on the dividend and the related tax credit at the dividend income ordinary rate (currently 10 per cent). Accordingly, no actual tax charge will be suffered in practice as the tax credit will be treated as satisfying the individual's liability to income tax in respect of the dividend. To the extent that the individual pays tax at the higher rate (currently 40 per cent) the individual will be taxable at the dividend income upper rate (currently 32.5 per cent) in respect of dividends received. Accordingly, a Stockholder who is a higher rate taxpayer will suffer a tax charge equivalent to 25 per cent of the net dividend (once the dividend tax credit is taken into account). Dividend tax credits are generally no longer repayable to Stockholders with no tax liability.

          (iii) Subject to certain limited exceptions a Stockholder which is a company resident (for tax purposes) in the United Kingdom and which receives a dividend paid by the Company will not be liable to corporation tax on the dividend. Such Stockholders will not be able to reclaim repayment of the tax credit attaching to any dividend.

          (iv) The right of a Stockholder who is not resident (for tax purposes) in the United Kingdom to a tax credit in respect of a dividend received will depend on the existence and terms of any double taxation convention between the United Kingdom and the country in which the Stockholder is resident. Stockholders who are not resident in the United Kingdom for tax purposes should consult their own tax advisers concerning their tax liabilities on dividends received, whether they are entitled to claim any part of the tax credit and, if so, the procedure for doing so.

(b)       Capital gains

          If a Stockholder disposes of all or any Common Stock, he, she or it may, depending on the Stockholder's particular circumstances, incur a liability to Capital Gains Tax or, if a company within the charge to Corporation Tax, Corporation Tax or chargeable gains.

(c)       Stamp duty and stamp duty reserve tax ("SDRT")

          (assuming a Jersey Registrar is used, the Company has no UK presence and relevant agreements are executed offshore) No stamp duty or SDRT is payable on the issue of Common Stock by the Company to the Stockholders.

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
          Any subsequent disposal or transfer on CREST of Common Stock by the Stockholders by way of Depositary Interests will give rise to SDRT generally at the rate of 0.5 per cent. of the amount or value of the consideration paid.

(d)       Inheritance Tax ("IHT") Relief

          Unquoted ordinary shares in a qualifying trading company such as the Company ordinarily qualify for 100 per cent IHT Business Property Relief provided they have been held for two years prior to the event giving rise to IHT. Shares traded on AIM are regarded as unquoted for these purposes and are therefore in principal eligible for IHT Business Property Relief (subject to the Company meeting all of the relevant qualifying conditions).

(e)       Material U.S. Federal Income Tax Consequences

          Summarised below are the material U.S. federal income tax consequences to our stockholders. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary also assumes that the stockholders have held and, if applicable, will continue to hold their shares as capital assets under the Internal Revenue Code of 1986, as amended. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to stockholders in light of their individual circumstances. Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect mark-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

          For purposes of this discussion, "U.S. person" means any of the following:

                    (1) a citizen or resident of the U.S.;
                    (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);
                    (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources;
                    (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or
                    (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

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
          As used in this discussion, the term "U.S. Holder" means a beneficial owner of our Common Stock that is a U.S. person, and the term "non-U.S. Holder" means a beneficial owner of our Common Stock that is not a U.S. person.

          We urge stockholders to consult with their own tax advisor as to the particular federal, state, local, foreign and other tax consequences, in light of their specific circumstances. If a partnership holds our Common Stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the stockholder is a partner of a partnership holding our Common Stock, we suggest that such stockholder consult his or her tax advisor.

          (i)  Dividend Income, Capital Gain and Capital Loss

               The U.S. federal income tax rate currently applicable to dividends received from domestic corporations by an individual taxpayer is a maximum of 15%, subject to the requirements the individual must have held the stock with respect to which a dividend is distributed for a minimum of 61 days during the 120-day period beginning 60 days before the stock becomes ex-dividend. A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The reduced rate of tax applies to the taxable years between 2003 and 2008. Individual stockholders should consult their own advisors as to their eligibility for the reduced rate of tax in relation to dividends on our Common Stock.

               Federal legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as the total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

          (ii) Information Reporting and Backup Withholding

               In general, payments of dividends with respect to our Common Stock are subject to information reporting. Each paying agent will be required to provide the IRS with information, including the name, address, and taxpayer identification number of each U.S. Holder receiving payments, and the aggregate amount of dividends paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply to all beneficial owners. Specifically, corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, and non-U.S. persons satisfying certain requirements are all excluded from reporting requirements.

               Backup withholding will apply if a U.S. Holder fails to establish its exemption from the information reporting requirements, is subject to the reporting requirements and fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, or if the paying agent has been otherwise notified by the IRS to backup withhold. The backup withholding tax rate is currently 28%. This backup withholding tax is not an additional tax and may be credited against a U.S. Holder's federal income tax liability if the required information is furnished to the IRS.

          (iii) (Special Rules for Non-U.S. Holders)

               Except as described below under the heading "Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business," dividends paid on our Common Stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30% or lower treaty rate, if applicable. In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments. Further, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the taxable disposition of our Common Stock. Non-U.S. Holders resident in the United Kingdom who may benefit from the U.S./United Kingdom Double Tax Convention (the "Treaty") should, on the making of a successful claim under the Treaty, suffer a reduced federal withholding tax of 15% and may in certain cases depending on the precise circumstances of the non-U.S. Holder concerned, suffer a further reduced federal withholding of 5% or 0%.

          (iv) Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business

               If dividends paid to a non-U.S. Holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder or, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States by the non-U.S. Holder, us and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. Holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder's conduct of a U.S. trade or business and are includible in the holder's gross income. Effectively connected dividends will be subject to U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders under certain circumstances, the branch profits tax).

               In the case of any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. Holder (and, if required by a tax treaty, any gain that is attributable to a permanent establishment maintained in the United States), the non-U.S. Holder will generally be taxed on its net gain derived from the disposition at the regular rates and in the manner applicable to U.S. persons and, if the non-U.S. Holder is a foreign corporation, the branch profits tax may also apply.

          (iv) Backup Withholding and Information Reporting

               We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

               A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to dividend payments on our Common Stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of our Common Stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

               Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

14.       Reliance on Intellectual Property [Annex I, 6.4]

Save as described elsewhere in this document, there are no patents or other intellectual property rights, licenses, new manufacturing processes or particular contracts which are or may be of fundamental importance to the Company's business.

15.       Minimum Amount Required To Be Raised

The minimum amount which, in the opinion of the Directors, must be raised under the Placing to provide sums required in respect of the matters set out below is [(pound)?]:

Of that amount, approximately (pound)? million will be used to fund the expenses of the Placing and Admission and the remainder will be used for product development, expansion into new territories and the development of OEM manufacturing under the Bodisen brand, the addition of two new product lines for compound fertilizers and will provide additional working capital for the Company.

16.       The Placing & Underwriting Agreements and nominated adviser agreement

          [To be completed when these substantially agreed].

17.       CREST

(a)       Introduction

          CREST is a paperless settlement system allowing securities to be transferred from one person's CREST account to another without the need to use share certificates or written instruments of transfer. Securities issued by non-UK registered companies, such as the Company, cannot be held or transferred in the CREST system. However, to enable investors to settle such securities through CREST, a depository or custodian can hold the relevant securities and issue dematerialised DIs representing the underlying securities which are held on trust for the holders of the DIs.

          With effect from Admission, it will be possible for CREST members to hold and transfer interests in Ordinary Shares within CREST pursuant to a DI arrangement established by the Company. CREST is a voluntary system and holders of Ordinary Shares who wish to receive and retain share certificates will also be able to do so. No temporary documents of title will be issued. Whether the securities are held in certificated form or not, the securities will be in registered form.

          The Ordinary Shares will not themselves be admitted to CREST. Instead the Registrar, acting as depository, will issue DIs in respect of the underlying Ordinary Shares. The DIs will be independent securities constituted under English law which may be held and transferred through CREST. DIs will have the same international security identification number (ISIN) as the underlying Ordinary Shares and will not require a separate listing on AIM. The DIs will be created and issued pursuant to a deed poll (the "Deed Poll") entered into by the Registrar, which will govern the relationship between the Registrar, as depository, and the holders of DIs.

          Application will be made for the DIs in respect of the underlying Ordinary Shares to be admitted to CREST with effect from Admission.

          Holders of Ordinary Shares in certificated form who wish to hold DIs through the CREST system may be able to do so and should contact the Registrar.

(b)       Summary of the Deed Poll


          As mentioned above, the DIs will be created pursuant to and issued on the terms of the Deed Poll. The Deed Poll is executed by the Registrar, as depository, in favour of the holders of the DIs from time to time. Prospective holders of DIs should note that they will have no rights against CRESTCo or its subsidiaries in respect of the underlying Ordinary Shares or the DIs representing them.

          Ordinary Shares will be transferred to an account of the Registrar or its nominated custodian (the "Custodian") and the Registrar will issue DIs to participating members.

          Each DI will be treated as one Ordinary Share for the purposes of determining, for example, eligibility for any dividends. The Registrar will pass on to holders of DIs any stock or cash benefits received by it as holder of Ordinary Shares on trust for such DI holder. DI holders will also be able to receive from the Registrar notices of meetings of holders of Ordinary Shares and other information to make choices and elections issued by the Company to its shareholders.

               (i) The Registrar will hold (itself or through the Custodian), as bare trustee, the underlying securities issued by the Company and all and any rights and other securities, property and cash attributable to the underlying securities for the time being held by the Registrar or Custodian pertaining to the DIs for the benefit of the holders of the DIs. The Registrar will re-allocate securities or distributions allocated to the Registrar or the Custodian pro rata to the Ordinary Shares held for the respective accounts of the holders of DIs but will not be required to account for fractional entitlements arising from such re-allocation.

               (ii) Holders of DIs warrant,  inter alia,  that the securities in the Company transferred or issued to the Registrar or Custodian on behalf of the Depository for the account of the DI holder are free and clear of all liens, charges, encumbrances or third party interests and that such transfers or issues are not in contravention of the Company's articles of association or any contractual obligation, or applicable law or regulation binding or affecting such holder.

               (iii) The Registrar and any Custodian must pass on to DI holders, or exercise on their behalf, all rights and entitlements received by the Registrar or the Custodian in respect of the underlying securities. Rights and entitlements to cash distributions, to information, to make choices and elections and to attend and vote at meetings shall, subject to the Deed Poll, be passed on in the form which they are received together with amendments and additional documentation necessary to affect such passing-on, or exercised in accordance with the Deed Poll. If arrangements are made which allow a holder to take up rights in the Company's securities requiring further payment, the holder must put the Registrar in cleared funds before the relevant payment date or other date notified by the Registrar if it wishes the Registrar to exercise such rights.

               (iv) The  Registrar  will be entitled to cancel DIs and treat the holders as having requested a withdrawal of the underlying securities in certain circumstances including where a DI holder fails to furnish to the Registrar such certificates or representations as to material matters of fact, including his identity, as the Registrar deems appropriate.

               (v) The Deed Poll contains provisions excluding and limiting the Registrar's liability. For example, the Registrar shall not be liable to any DI holder or any other person for liabilities in connection with the performance or non-performance of obligations under the Deed Poll or otherwise except as may result from its negligence or wilful default or fraud or that of any person for whom it is vicariously liable, provided that the Registrar shall not be liable for the negligence, wilful default or fraud of any

                    Custodian or agent which is not a member of its group unless it has failed to exercise reasonable care in the appointment and continued use and supervision of such Custodian or agent. Furthermore, the Registrar's liability to a holder of DIs will be limited to the lesser of:

                    (A) the value of the shares and other deposited property properly attributable to the DIs to which the liability relates; and

                    (B) that proportion of (pound)10 million which corresponds to the portion which the amount the Registrar would otherwise be liable to pay to the DI holder bears to the aggregate of the amounts the Registrar would otherwise be liable to pay to all such holders in respect of the same act, omission, or event or, if there are no such amounts, (pound)10 million.

               (vi) The Registrar is entitled to charge  holders of DIs fees and expenses for the provision of its services under the Deed Poll.

               (vii) The holders of DIs are  required  to agree and  acknowledge with the Registrar that it is their responsibility to ensure that any transfer of DIs by them which is identified by the CREST system as exempt from stamp duty reserve tax is so exempt, and to notify the Registrar if this is not the case, and to pay to CRESTCo any interest, charges or penalties arising from non-payment of stamp duty reserve tax in respect of such transaction.

               (viii) Each holder of DIs is liable to  indemnify  the  Registrar and any Custodian (and their agents, officers and employees) against all liabilities arising from or incurred in connection with, or arising from any act related to, the Deed Poll so far as they relate to the DIs (and any property or rights held by the Registrar or Custodian in connection with the DIs) held by that holder, other than those resulting from the wilful default, negligence or fraud of the Registrar, or the Custodian or any agent if such Custodian or agent is a member of the Registrar's group or if, not being a member of the same group, the Registrar shall have failed to exercise reasonable care in the appointment and continued use of such Custodian or agent.

               (ix) The Registrar is entitled to make deductions from any income or capital arising from the underlying securities, or to sell such underlying securities and make deductions from the sale proceeds therefrom, in order to discharge the indemnification obligations of DI holders.

               (x) The Registrar may terminate the Deed Poll by giving 30 days' notice. During such notice period holders may cancel their DIs and withdraw their deposited property and, if any DIs remain outstanding after termination, the Registrar must, among other things, deliver the deposited property in respect of the DIs to the relevant DI holders or, at its discretion sell all or part of such deposited property. It shall, as soon as reasonably practicable, deliver the net proceeds of any such sale, after deducting any sums due to the Registrar, together with any other cash held by it under the Deed Poll pro rata to holders of DIs in respect of their DIs.

               (xi) The  Registrar or the  Custodian may require from any holder information as to the capacity in which DIs are or were owned and the identity of any other person with or previously having any interest in such DIs and the nature of such interest and evidence or declarations of nationality or residence of the legal or beneficial owners of DIs and such information as is required for the transfer of the relevant Ordinary Shares to the holders. Holders agree to provide such information requested and consent to the disclosure of such information by the Registrar or Custodian to the extent necessary or desirable to comply with their legal or regulatory obligations. Furthermore, to the extent that the Company's articles of association require disclosure to the Company of, or limitations in relation to, beneficial or other ownership of the Company's securities, the holders of DIs are to comply with the Company's instructions with respect thereto.

          It should also be noted that holders of DIs may not have the opportunity to exercise all of the rights and entitlements available to holders of the Ordinary Shares including, for example, the ability to vote on a show of hands. In relation to voting, it will be important for holders of DIs to give prompt instructions to the Registrar to vote the underlying shares on their behalf.

18.       Other information

(a) The expenses of the Placing are estimated at approximately (pound)?, excluding VAT, of which (pound)? (excluding VAT ) is payable by the Company and (pound)? (excluding VAT) is payable by the Selling Shareholders. [Annex III, 8.1]

(b)       The  Ordinary  Stock  is  not  currently  admitted  to  dealings  on a recognised investment exchange and, other than the Company's application for the Ordinary Stock, both issued and to be issued under the Placing, to be admitted to trading on AIM, no applications for such admission have been made.

(c) The financial information concerning the Group set out in this document does not constitute statutory accounts within the meaning of
          Section 240 of the Act. Kabani & Company, Inc., an independent certified public accounting firm (a member firm of the AICPA SEC practice section) located at 6033 West Century Blvd, Suite 810, Los
          Angeles, CA 90045, USA have audited the financial statements of Bodisen Biotech, Inc. for the period ended December 31, 2004 and have given an unqualified audit report on the accounts of the group for that period.

(d) Save as disclosed in the paragraph headed "Current trading and prospects" in Part II of this document and in note [?] of the accountants' report set out in Part IV of this document, there has been no significant change in the financial or trading position of the Group since 31 March 2005, the date on which the most recent interim financial information of the Company was published. [Annex I, 20.9]

(e) Definitive share certificates (where appropriate) for the Placing Shares are expected to be despatched by [?] and CREST member accounts are expected to be credited by [?].

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, we may indemnify our directors or officers or other persons who were or are threatened to be made a party to an action, suit or proceeding because the person is or was our director, officer, employee or agent, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action, suit or proceeding if the person:

     (i) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and

     (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Our bylaws include indemnification provisions under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as our directors or officers, except in relation to matters as to which any such director or officer was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a list of the estimated expenses to be incurred, all of which will be paid by the Registrant, in connection with the preparation and filing of this Registration Statement.

                               ITEM                                AMOUNT
         SEC Registration Fee                               $       2,091.70
         Legal Fees                                               150,000.00
         Printing and Engraving Costs                              20,000.00
         Accounting Fees and Expenses                       $      35,000.00
         Miscellaneous                                              3,000.00

         Total                                              $     210,091.70

* Represents actual expenses. All other expenses are estimates.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     The Company has sold the following securities within the past three years that were not registered under the Securities Act of 1933:

     On February 24, 2004, the Company issued 3.0 million shares of its Common Stock to the stockholders of Bodisen International, Inc., in connection with the acquisition of the Company's current sole operating subsidiary, Yang Ling Bodisen Biology Science and Technology Development Company Limited. See Item 1, "Description of Business, Introduction and Background," above. The sale was effective pursuant to a private placement under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

     Pursuant to the Company's Stock Option Plan, the Company granted 110,000 stock options to David Gatton and Patrick McManus in 2004, each a director of the Company. Messrs. Gatton and McManus were each granted 50,000 stock options on June 4, 2004, 25,000 vested immediately and the remaining 25,000 vest over 8 equal quarterly installments, where the first instalment vested at the end of the second quarter 2004. In addition to the 50,000 options, Messrs. Gatton and McManus were each granted 5,000 options on December 28, 2004 which vested on December 31, 2004. The option exercise price was $5.00 for the first 100,000 stock options, which was the same as the market price of the shares at the time of granting of the options. The option exercise price was $5.80 for the second 10,000 stock options, which was the same as the market price of the shares at the time of granting of the options.

                                  Equity Compensation        Plan Information
        Plan category          Number of securities to be    Weighted-average      Number of securities remaining
                                 issued upon exercise of     exercise price of      available for future issuance
                                  outstanding options,     outstanding options,    under equity compensation plans
                                   warrants and rights      warrants and rights  (excluding securities reflected in
                                           (a)                      (b)                       column (a)
                                                                                                 (c)



Equity compensation plans                  N/A                      N/A                          N/A
approved by security holders

Equity compensation plans not            110,000                   $5.07                       890,000
approved by security holders

Total                                    110,000                                               890,000

ITEM 27.   EXHIBITS

  Exhibit Number            Description

3.1       Certificate of Incorporation of the Company

3.2 Amendment to Certificate of Incorporation of the Company, changing name to Bodisen Biotech, Inc.

3.3       By-Laws of the of the Company

4.1       Form of Debenture issued March 16, 2005

5.1       Opinion of Reed Smith LLP

10.1 Loan Agreement, dated as of September 28, 2003, between the Company and Xianyang City Commercial Bank

10.2      Bodisen Biotech, Inc. 2004 Stock Option Plan

10.3      Form of Bodisen Biotech, Inc. Nonstatutory Stock Option Agreement

10.4 Securities Subscription Agreement dated March 16, 2005 between the Company and Amulet Limited

10.5 Registration Rights Agreement dated March 16, 2005 between the Company and Amulet Limited

10.6      Form of Common Stock Warrant issued March 16, 2005

21.1      Schedule of Subsidiaries

23.1      Consent of Karbani & Company, Inc.

23.2      Consent of Reed Smith LLP (included in Exhibit 5.1)


ITEM 28.    UNDERTAKINGS

(a) We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

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

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     In addition, we hereby undertake:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the North Part of Xinquia Road, Yang Ling AG, High-Tech Industries Demonstration Zone, Yang Ling, China on July 22, 2005.

                                           Bodisen Biotech, Inc.

                                           By:     /s/ Wang Qiong
                                                   ---------------
                                           Name:  Wang Qiong
                                           Title: Chief Executive Officer

                                           By:     /s/ Shuiwang Wei
                                                  ------------------
                                           Name:  Shuiwang Wei
                                           Title: Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

            /s/ Wang Qiong
            --------------
Name:       Wang Qiong
Title:      Chief Executive Officer and Chairman of the Board
Date:       July 22, 2005

            /s/ Chen Bo
            -----------
Name:       Chen Bo
Title:      President and Director
Date:       July 22, 2005

            /s/ Shuiwang Wei
            ----------------
Name:       Shuiwang Wei
Title       Chief Financial Officer
            (Principal Accounting Officer)
Date:       July 22, 2005

            /s/ Patrick McManus
            -------------------
Name:       Patrick McManus
Title       Director
Date:       July 22, 2005

            /s/ David Gatton
            -----------------
Name:       David Gatton
Title       Director
Date:       July 22, 2005

            /s/ Weirui Wan
            --------------
Name:       Weirui Wan
Title       Director
Date:       July 22, 2005

EXHIBIT INDEX

Exhibit Number                         Description                                Method of Filing
-----------------------    ----------------------------------------    -------------------------------------------------
  3.1                       Certificate of Incorporation of             Filed as Exhibit 3.1 to the registration
                            the                                         Company statement on Form SB-2 filed with the
                                                                        Commission on September 3, 2002 and incorporated
                                                                        herein by reference.

  3.2                       Amendment to Certificate of                 Filed as Exhibit 3.2 to the annual report on
                            Incorporation of the Company,               Form 10-KSB filed with the Commission on March
                            changing name to Bodisen                    30, 2004 and incorporated herein by reference.
                            Biotech, Inc.

  3.3                       By-Laws of the of the Company               Filed as Exhibit 3.2 to the registration
                                                                        statement on Form SB-2 filed with the
                                                                        Commission on September 3, 2002 and
                                                                        incorporated herein by reference.

  4.1                       Form of Debenture issued March              Filed as Exhibit 4.1 to the registration
                            16, 2005                                    statement on Form SB-2, filed with the
                                                                        Commission on May 4, 2005 and incorporated
                                                                        herein by reference.

  5.1                       Opinion of Reed Smith LLP                   Filed herewith as Exhibit 5.1

 10.1                       Loan Agreement, dated as of                 Filed as Exhibit 10.2 to the annual report on
                            September 28, 2003, between the             Form 10-KSB filed with the Commission on March
                            Company and Xianyang City                   30, 2004.
                            Commercial Bank

 10.2                       Bodisen Biotech, Inc. 2004 Stock            Filed as Exhibit 10.2 to the annual report on
                            Option Plan                                 Form 10-KSB filed with the Commission on March
                                                                        31, 2005.

 10.3                       Form of Bodisen Biotech, Inc.               Filed as Exhibit 10.3 to the annual report on
                            Nonstatutory Stock Option                   Form 10-KSB filed with the Commission on March
                            Agreement                                   31, 2005.

 10.4                       Securities Subscription                     Filed as Exhibit 10.4 to the registration
                            Agreement dated March 16, 2005              statement on Form SB-2, filed with the
                            between the Company and Amulet              Commission on May 4, 2005 and incorporated
                            Limited                                     herein by reference.

 10.5                       Registration Rights Agreement               Filed as Exhibit 10.5 to the registration
                            dated March 16, 2005 between the            statement on Form SB-2, filed with the
                            Company and Amulet Limited                  Commission on May 4, 2005 and incorporated
                                                                        herein by reference.

 10.6                       Form of Common Stock Warrant                Filed as Exhibit 10.6 to the registration
                            issued March 16, 2005                       statement on Form SB-2, filed with the
                                                                        Commission on May 4, 2005 and incorporated herein
                                                                        by reference.

 21.1                       Schedule of Subsidiaries                    Filed as Exhibit 21.1 to the annual report on
                                                                        Form 10-KSB filed with the Commission on March
                                                                        31, 2005.

 23.1                       Consent of Karbani & Company, Inc.          Filed herewith as Exhibit 23.1

 23.2                       Consent of Reed Smith LLP                   Filed herewith as Exhibit 5.1



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